================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - SEPTEMBER 30, 1998




                             TEXAS UTILITIES COMPANY


             (Exact name of registrant as specified in its charter)




           TEXAS                         1-12833                  75-2669310
(State or other jurisdiction           (Commission             (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)



            ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201-3411
               (Address of principal executive offices) (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE - (214) 812-4600


================================================================================

ITEM 5.  OTHER EVENTS

                        RATIO OF EARNING TO FIXED CHARGES

Reference is made to Item 6. Selected Financial Data in Texas Utilities Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1997. The following ratios of earnings to fixed charges replace in their entirety those pretax and after-tax ratios disclosed on page A-2 of the 1997 Form 10-K:


                                                                   Year Ended December 31,
                                                                   -----------------------
                                          1997              1996              1995              1994             1993
                                          ----              ----              ----              ----             ----
Ratio of earnings to fixed charges         2.14              2.18               .72(a)            1.88            1.53
                                         ======            ======            ======            =======          ======

(a) For the year ended December 31, 1995, fixed charges exceeded earnings by $235 million.


                FINANCIAL INFORMATION OF THE ENERGY GROUP LIMITED

AUDITED FINANCIAL STATEMENTS AS OF MARCH 31, 1998 AND 1997 AND FOR THE YEAR ENDED MARCH 31, 1998, THE SIX MONTHS ENDED MARCH 31, 1997 AND THE TWO YEARS IN THE PERIOD ENDED SEPTEMBER 30, 1996 FOLLOW.

[THE ENERGY GROUP LIMITED LETTERHEAD]

--------------------------------------------------------------------------------


                         REPORT OF INDEPENDENT AUDITORS

To: The Board of Directors
    The Energy Group Limited

We have audited the consolidated balance sheets of The Energy Group Limited as at 31 March 1997 and 1998, and the related consolidated profit and loss accounts and statements of total recognised gains and losses, cash flows and changes in invested capital/shareholders' equity for years ended 30 September 1995 and 1996, the six months ended 31 March 1997 and the year ended 31 March 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis of our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Energy Group Limited as at 31 March 1997 and 1998 and the consolidated results of its operations and its consolidated cash flows for the years ended 30 September 1995 and 1996, the six months ended 31 March 1997 and the year ended 31 March 1998 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 33 of Notes to the Financial Statements).





                                                                  ERNST & YOUNG

London, England
12 August 1998

                      CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                                                                                       Six months         Year
                                                                                            ended        ended
                                                             Year ended 30 September     31 March     31 March
                                                            --------------------------  ---------   ----------
                                                   Note           1995            1996       1997         1998
                                                            ----------       ---------  ---------   ----------
                                                                                 (L. million)
Turnover - continuing operations                                    22           2,171      1,872        3,498
         - discontinued operations                               1,424           1,464        647        1,376
                                                            ----------       ---------  ---------   ----------
                                                                 1,446           3,635      2,519        4,874
Add: Special discount                                               --             132         --           --
                                                            ----------       ---------  ---------   ----------
Turnover before special discount                   4, 5          1,446           3,767      2,519        4,874
Costs and overheads less other income                 6         (1,311)         (3,321)    (2,222)      (4,314)
Operating profit before National Grid
Group flotation
  - continuing operations                                          (31)            293        231          381
  - discontinued operations                                        166             153         66          179
                                                                   135             446        297          560
National Grid Group flotation
  dividends received                                  8             --             176         --           --
  special discount                                    8             --            (132)        --           --
                                                            ----------       ---------  ---------   ----------
Operating profit                                      4            135             490        297          560
Profit on disposal of First Hydro                     8             --              25         --           --
Net interest                                          9            (11)            (43)       (37)        (134)
                                                            ----------       ---------  ---------   ----------
Profit on ordinary activities before taxation                      124             472        260          426
Taxation - on results                                10            (56)           (115)       (81)        (115)
         - windfall                                  10             --              --         --         (112)
                                                            ----------       ---------  ---------   ----------
Profit for the period*                                              68             357        179          199
Dividend                                             12             --              --        (29)         (41)
                                                            ----------       ---------  ---------   ----------
Profit retained for the period                                      68             357        150          158
                                                            ----------       ---------  ---------   ----------
Earnings per share - Basic                           11           13.1p           68.5p      34.5p        38.6p
                                                            ----------       ---------  ---------   ----------
                   - Diluted                         11           13.1p           68.5p      34.1p        38.1p
                                                            ----------       ---------  ---------   ----------
                   - Adjusted, undiluted             11           13.1p           60.8p      38.2p        67.2p
                                                            ----------       ---------  ---------   ----------
                   - Adjusted, diluted               11           13.1p           60.8p      37.7p        66.5p
                                                            ----------       ---------  ---------   ----------

The net interest expense and taxation in each of the two years in the period ended 30 September 1996 shown above were affected significantly by the financing and taxation arrangements of the Hanson group. The results of Eastern are included from 1 October 1995.

*A summary of the adjustments to the profit for the period that would be required if United States generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is set forth in Note 33 of Notes to the Financial Statements.

           CONSOLIDATED STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES

                                                                                       Six months          Year
                                                                                            ended         ended
                                                             Year ended 30 September     31 March      31 March
                                                           ------------------------      --------      --------
                                                                  1995         1996          1997          1998
                                                              --------     --------      --------      --------
                                                                               (L. million)
Profit for the period                                               68          357           179           199
Currency differences on foreign net investments                     --           20           (52)          (43)
                                                              --------     --------      --------      --------
Total recognized gains relating to the period                       68          377           127           156
                                                              --------     --------      --------      --------

         The Notes to the Financial Statements are an integral part of these Financial Statements

                           CONSOLIDATED BALANCE SHEETS

                                                                                            As at         As at
                                                                                         31 March      31 March
                                                                                         --------      --------
                                                                               Note          1997          1998
                                                                                         --------      --------
                                                                                             (L. million)
Fixed Assets
Tangible assets                                                                  13         3,910         3,929
Investments                                                                      14            72           103
                                                                                         --------      --------
                                                                                            3,982         4,032
                                                                                         --------      --------

Current Assets
Stocks                                                                           15           256           282
Debtors
  amounts falling due after more than one year                                   16           561           846
  amounts falling due within one year: gross                                                  798         1,359
                                       less non-returnable amounts received      16            --          (200)
                                                                                              798         1,159
Investments                                                                      17            10             8
Short term deposits                                                              18           753         1,004
Cash                                                                                          385           253
                                                                                         --------      --------
                                                                                            2,763         3,552
Creditors: Amounts Falling Due Within One Year                                   19        (1,747)       (2,108)
                                                                                         --------      --------
Net Current Assets                                                                          1,016         1,444
                                                                                         --------      --------
Total Assets Less Current Liabilities                                                       4,998         5,476

Creditors: Amounts Falling Due After More Than One Year                          19        (1,655)       (2,158)

Provisions For Liabilities and Charges                                           20        (1,498)       (1,412)
                                                                                         --------      --------
                                                                                            1,845         1,906
                                                                                         --------      --------
Shareholders' Equity*
  Called up share capital                                                        21            52            52
  Other reserves                                                                 22           639           585
  Profit and loss account                                                        22         1,154         1,269
                                                                                         --------      --------
                                                                                            1,845         1,906
                                                                                         --------      --------

*A summary of the adjustments to shareholders' equity that would be required if United States generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is set forth in Note 33 of Notes to the Financial Statements.

         The Notes to the Financial Statements are an integral part of these Financial Statements

                        CONSOLIDATED CASH FLOW STATEMENTS

                                                                                       Six months          Year
                                                                                            ended         ended
                                                             Year ended 30 September     31 March      31 March
                                                              ---------------------      --------      --------
                                                    Note          1995         1996          1997          1998
                                                              --------     --------      --------      --------
                                                                               (L. million)
Net Cash Inflow From Operating Activities             27           402           12           346           887
                                                              --------     --------      --------      --------
Returns On Investments and Servicing of Finance
Interest received                                                   --           --            29           105
Interest paid                                                      (11)         (33)          (83)         (266)
Dividends received from investments                                 --           --             1            10
National Grid Group flotation                                       --           44            --            --
                                                              --------     --------      --------      --------
                                                                   (11)          11           (53)         (151)
                                                              --------     --------      --------      --------
Taxation                                                            (4)        (128)          (23)          (90)
                                                              --------     --------      --------      --------
Capital Expenditure and Financial Investment
Purchase of tangible fixed assets                                 (140)        (374)         (133)         (356)
Purchase of investments                                             --           --           (39)          (26)
Sale of tangible fixed assets                                       31           29             4            53
Sale if investments                                                 --          235            12            --
                                                              --------     --------      --------      --------
                                                                  (109)        (110)         (156)         (329)
                                                              --------     --------      --------      --------
Acquisitions
Purchase of subsidiary undertakings                   28            36       (2,495)          (20)          (14)
                                                              --------     --------      --------      --------
Equity Dividends Paid                                               --           --            --           (71)
                                                              --------     --------      --------      --------
Cash Flow Before Use of Liquid Resources and Financing             314       (2,710)           94           232

Management of Liquid Resources
Net cash placed on short-term deposit                 29            --           --          (753)         (248)

Financing
Net new short-term borrowings                         29           (20)          97           149          (495)
Debt falling due after more than one year:
  New secured loan repayable within 5 years           29            --           --           907           574
  Repayments of amounts borrowed                      29            --           31          (118)         (200)
  Changes in invested capital from cash funding       29           (57)       2,290            --            --
                                                              --------     --------      --------      --------
                                                                   (77)       2,418           938          (121)
                                                              --------     --------      --------      --------
Increase/(decrease) in cash in the period                          237         (292)          279          (137)
                                                              --------     --------      --------      --------

The returns on investments and servicing of finance, taxation and financing cash flows shown above for the two years in the period ended 30 September 1996 were affected significantly by the financing and taxation arrangements of the Hanson group. The cash flows of Eastern are included from 1 October 1995.

The significant differences between the cash flow statements presented above and those required under United States generally accepted accounting principles are described in Note 33 of Notes to the Financial Statements.

           The Notes to the Financial Statements are an integral part of these Financial Statements

                CHANGES IN INVESTED CAPITAL/SHAREHOLDERS' EQUITY

                                                                Invested capital         Shareholders' equity
                                                           ------------------------    ------------------------
                                                                                       Six months          Year
                                                                                            ended         ended
                                                             Year ended 30 September     31 March      31 March

                                                              ---------------------      --------      --------
                                                                  1995         1996          1997          1998
                                                              --------     --------      --------      --------
                                                                               (L. million)
Profit on ordinary activities after taxation                        68          357           179           199
Dividend                                                            --           --           (29)          (41)
Currency differences on foreign net investments                     --           20           (52)          (43)
Movements on demerger
  - additional net debt                                             --           --          (391)           --
  - contribution towards dividend paid by Hanson in
    January 1997                                                    --           --           (32)           --
  - other net movements                                             --           --           (15)           --
  Increases/(decreases) in funding by Hanson
    Cash                                                           (57)       2,290            --            --
    Non-cash                                                     2,493       (2,418)           --            --
    Dividend in specie of investment in National Grid Group         --         (393)           --            --
  Goodwill (set off)/write back                                 (1,368)         221            --           (54)
                                                              --------     --------      --------      --------
  Net increase in invested capital/shareholders' equity          1,136           77          (340)           61
  Opening invested capital/shareholders' equity                    972        2,108         2,185         1,845
                                                              --------     --------      --------      --------
  Closing invested capital/shareholders' equity                  2,108        2,185         1,845         1,906
                                                              --------     --------      --------      --------

The cumulative amount of goodwill resulting from acquisitions prior to 31 March 1998, net of goodwill attributable to subsidiary undertakings or businesses disposed of prior to 31 March 1998, amounted to L.1,201 million derived by calculating the amount of historical goodwill in the currency of acquisition at period end rates of exchange. This has been set off against merger reserve and the net amount reported as other reserves.

Included in the consolidated reserves as at 31 March 1998 was L.3 million in respect of associated undertakings, all of which arose in the year ended 31 March 1998.

There are no significant statutory or contractual restrictions on the distribution of current profits of subsidiary or associated undertakings: undistributed profits of prior years are, in the main, permanently employed in the businesses of these companies. The undistributed profits of Group companies overseas may be liable to overseas taxes and/or UK taxation (after allowing for double taxation relief) if they were to be distributed as dividends.

                        NOTES TO THE FINANCIAL STATEMENTS

1. The Company and Its Capitalisation

The Company was incorporated as a private limited company on 1 October 1996 as The Energy Group Limited, with an authorised share capital of L. 50,000 divided into 5,000,000 ordinary shares of 1p each, of which two ordinary shares were issued to the subscribers fully paid. On 4 December 1996, 4,999,998 of the authorised but unissued ordinary shares of 1p each were converted into 4,999,998 redeemable preference shares of 1p each (the "Preference Shares") and were issued on that date at par. On 6 December 1996, the Company was re-registered as a public limited company under the name The Energy Group PLC. The Preference Shares were redeemed at par prior to the Demerger using funds contributed to the Company by Hanson and such shares were re-converted into ordinary shares of 1p each. On 22 January 1997, the Company's authorised share capital was increased to L.100,000,000 by the creation of 9,995,000,000 ordinary shares of 1p each. Upon admission of the Company's ordinary shares to the Official List of the London Stock Exchange becoming effective ("Admission"), every ten authorised and issued ordinary shares of 1p each were consolidated into one ordinary share of 10p. 520,857,817 ordinary shares of 10p each were in issue following this consolidation. A further 18,571 ordinary shares of 10p each were issued during June 1998 in connection with the satisfaction of rights under the Company's Long Term Incentive Plan, following the offer by TU Acquisitions being declared wholly unconditional. As at 7 August 1998, when the Company became a wholly owned subsidiary of TU Acquisitions, the Company's issued share capital was 520,876,388 ordinary shares of 10p each. On 12 August 1998, the Company was re-registered as a private limited company.

The Demerger

At the date of the Demerger, Rollalong, a wholly-owned subsidiary of Hanson, pursuant to an agreement dated 27 January 1997 (the "Demerger Agreement"), owned or had contracted to acquire, all of the energy-related businesses of Hanson, as described below.

At various dates between 30 September 1996 and 27 January 1997, various of the energy-related businesses of Hanson were reorganised under the ownership of Rollalong. On 24 February 1997, Hanson transferred to the Company the entire issued share capital of Rollalong, in consideration for which the Company issued ordinary shares, credited as fully paid, to Hanson shareholders pro rata to their shareholdings in Hanson, in satisfaction of a dividend in specie declared by Hanson. Peabody Holding Company, Inc. and its subsidiaries ("Peabody Holding") were transferred to a subsidiary of Rollalong on 7 March 1997. The transactions provided for under the Demerger Agreement, including the agreement for the transfer of Peabody Holding, are together referred to as the "Demerger Transactions".

The Group

Following completion of the Demerger Transactions, the Company became the holding company for a group of companies and businesses (together, the "Group") comprising:

Eastern Group plc and its subsidiaries                         ("Eastern")

Peabody Holding Company, Inc.
Lee Ranch Coal Company                                         ("Peabody")
Peabody Resources Limited (Australia) and its subsidiaries

Rollalong Limited, Consolidated Gold Fields Limited, Major
Insurance Company Limited and various other subsidiaries and   ("infrastructure
intermediate holding companies and non-trading companies         companies")

Citizens Power LLC and its subsidiaries ("Citizens Power") were acquired by the Group on 19 May 1997.

On 19 May 1998 the Peabody companies, together with Citizens Power, were disposed of. On the same date the offer by TU Acquisitions for the Company was declared wholly unconditional. The Financial Statements have been restated to include the results of the Peabody companies and Citizens Power as discontinued operations.

2. Basis of Preparation

The financial statements have been prepared to show the performance of the Group for the three years and six months in the period ended 31 March 1998 as if it had been in existence from 1 October 1994 as described below. Peabody and the infrastructure companies were wholly-owned by Hanson throughout that period until they became part of the Group upon completion of the respective Demerger Transactions. Eastern was acquired by Hanson on 18 September 1995.

  (i) The financial statements have been prepared using merger accounting principles as if the companies and businesses comprising the Group had been part of the Group for all periods presented, or, in the case of those acquired or disposed of (other than pursuant to the Demerger Transactions) during this period, from or up to the date control passed, as appropriate.

       Some individual elements of the reorganisation under Rollalong and of the Demerger Transactions were for cash consideration. Such individual elements do not satisfy all of the conditions for merger accounting to be permitted in accordance with UK financial Reporting Standard 6 and
       Schedule 4A to the Companies Act 1985 (the "Companies Act"), which would require such transfers to be accounted for using acquisition accounting principles.

       The Directors took account of the continuity of ownership under Hanson of all of its energy-related businesses that formed the Group following completion of the Demerger Transactions and considered that the Demerger Transactions, taken as a whole, required the adoption of merger accounting principles in order to show a true and fair view in accordance with section 226(5) of the Companies Act.

       The adoption of acquisition accounting principles for some individual elements of the reorganisation under Rollalong and of the Demerger Transactions would have required: the restatement at fair value of certain assets and liabilities transferred; the recognition of goodwill which, in some cases, would not be representative of that arising had the transfers been conducted at arm's length; and the inclusion of the results of certain businesses only from the various arbitrary dates chosen for the transfers. As a result of the foregoing, in the opinion of the Directors, financial statements using different bases of accounting would not give a true and fair view. No quantification has been given of the effects of this departure because to do so would be misleading.

 (ii) Although Eastern was acquired by Hanson on 18 September 1995, its results and cash flows have been included in the financial statements based on an effective acquisition date of 30 September 1995. The results and cash flows for the period 19 to 30 September 1995 are not material.

(iii) Transactions and balances owing between companies and businesses forming part of the Group have been eliminated.

 (iv) Interest income and expense prior to the Demerger are based on amounts recorded in the historical financial returns submitted to Hanson in respect of the companies and businesses forming part of the Group. No adjustments have been made to reflect the capital structure of the Group as it is following the Demerger and, as such, the historical level of interest income and expense may not be representative of such amounts following the Demerger.

  (v) Taxation charges and liabilities prior to the Demerger are based on amounts recorded in the historical financial returns submitted to Hanson in respect of the companies and businesses forming part of the Group, except that adjustments have been made, where appropriate, to provide for deferred tax liabilities consequent upon the Group being on a stand-alone basis following Demerger. Prior to the Demerger and in previous accounting periods, there were various tax-sharing arrangements between Hanson, those subsidiaries that form part of the Group and other Hanson subsidiaries. These arrangements have had the effect that tax charges shown in the financial statements may not be representative of tax charges that will be incurred following the Demerger.

The preparation of the financial statements requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from estimates.

3. Principal Accounting Policies

The financial statements have been prepared in accordance with applicable UK Accounting Standards. The principal accounting policies, which have been applied consistently for all periods, are set out below.

Accounting convention

The financial statements have been prepared in accordance with the historical cost convention.

Accounting for acquisitions

Other than in respect of the Demerger Transactions, the results of acquired companies and businesses are dealt with in the financial statements from the date of acquisition. On the acquisition of a company or business, fair values reflecting conditions at the date of acquisition are attributed to the identifiable tangible assets and liabilities acquired. Where the consideration paid exceeds the fair value of the net tangible assets acquired, the difference is treated as goodwill and is set off against reserves in the acquisition period.

Associated undertakings

Investments which are not subsidiary undertakings and over which the Group exercises significant influence (other than those which are unincorporated joint ventures) have been accounted for as associated companies using the equity method of accounting. Where the Group has an interest in an unincorporated joint venture or a partnership, such interest has been accounted for as follows:

(i) where all of the venturers share in common the benefits and risks of the entire venture, the Group's interest is accounted for using the equity method of accounting;

(ii)where each venturer has its own separate interest in the benefits and risks, the Group's interest is accounted for using proportional consolidation on a line-by-line basis.

Turnover

Coal sales revenue is recognized at the time of shipment. Electricity and gas sales include an estimated accrual for the value of electricity and gas consumer by customers between the date of their last meter reading and the period end. Turnover is stated exclusive of UK value added tax, but inclusive of related US coal production duties and UK fossil fuel levy. Turnover includes the revenue from trading activities.

Tangible Fixed Assets

(a) Capitalisation

Tangible fixed assets are stated at cost or valuation less accumulated depreciation.

Interest costs relating to the construction or development of production facilities are capitalized during the pre-production period. Interest costs incurred after production has commenced are expensed.

Costs incurred to increase the productive capacity of a coal mine or gas field are capitalized. Costs incurred to maintain the productive capacity of a coal mine or gas field are expensed.

(b) Depreciation and depletion

Buildings and improvements at coal mines are depreciated over the expected productive life of the mine from the date that full production commences.

Depletion of coal and gas reserves is charged on a unit-of-production basis, based on an assessment of available and proven reserves respectively.

Freehold land is not depreciated.

Depreciation of assets other than freehold land, coal and gas reserves and buildings and improvements at coal mines is charged as follows:

Electricity generating station assets                          30 years

Electricity distribution system assets                         40 years at a rate of 3 per cent per annum for
                                                               first 20 years and 2 per cent per annum for remaining
                                                               20 years

Freehold buildings                                             up to 60 years

Leasehold buildings                                            shorter of 60 years and remaining period of lease

Telecommunications network assets                              10 to 40 years

Plant, equipment and motor vehicles                            2 to 49 years



 (c) Assets held under leases

Assets held under finance leases are included within fixed assets at the capitalized value of future minimum lease payments and are depreciated over the shorter of their lease period and their useful life. The capital element of the future payments is treated as a liability and the interest element is charged to the profit and loss account so as to reflect a constant annual rate of interest on the remaining balance of the outstanding obligation.

Rentals paid on operating leases are charged to the profit and loss account on a straight line basis over the shorter of the lease period and the useful life of the leased asset.

(d) Impairment

At each financial year end, an assessment is made of the recoverability of the balance sheet carrying values of coal and gas assets. This assessment is made individually at the lowest operational level at which income and cash flows are monitored as a separate unit. A reduction in carrying value is triggered when the current book value of such a unit of assets exceeds the undiscounted future cash flows. Where shortfalls in cash flows compared with carrying values arise, the assets are written down to fair value, determined usually by discounted future cash flows generated from the assets.

(e) Reclamation, restoration and abandonment costs

Provision is made for surface reclamation and restoration costs in respect of coal mines and for abandonment costs in respect of gas fields in accordance with local conditions and requirements on the basis of costs estimated at the balance sheet date. The costs are charged to accounting periods on a unit-of-production basis for gas assets and over the life of the mine for coal.

(f) Environmental costs and obligations

Costs incurred in respect of environmental protection are capitalized if they provide future economic benefits for the related production facility. Liabilities for environmental clean-up costs are recognized when clean-ups are probable and the associated costs can be estimated reasonably.

(g) Customers' contributions

Customer contributions to electricity distribution system assets are credited to the profit and loss account over a 40-year period at a rate of 3 per cent per annum for the first 20 years followed by 2 per cent per annum for the following 20 years. The unamortized amount of these contributions is deducted from tangible fixed assets.

(h) Disposals of fixed assets

HM Government is entitled to a proportion of any gain realised by Eastern Electricity plc ("Eastern Electricity") on certain property disposals made up to 31 March 2000. A provision for clawback in respect of such disposals is made to the extent that it is probable that a liability would crystalize. Such a liability would crystalize when an actual or deemed disposal occurs.

Stocks

Stocks are stated at the lower of cost and net realisable value. Cost includes labour, supplies, equipment and an appropriate proportion of operating and overhead costs.

Investments

Fixed asset investments are stated at cost or Directors' valuation less provisions for permanent diminutions in value. Current asset investments are stated at the lower of cost and net realisable value. Investment income is included in the financial statements of the period to which it relates.

Foreign currencies

Average rates of exchange ruling during the period are used to translate the profit and loss accounts of overseas subsidiary and associated undertakings. The balance sheets of overseas subsidiary undertakings are translated at rates ruling at the balance sheet date. Differences on translation arising from changes in the sterling value of overseas net assets, together with the differences between profit and loss accounts translated at average rates and at balance sheet rates, are shown as a movement on reserves and in the statement of recognized gains and losses. Exchange gains and losses arising on long-term foreign currency borrowings used to finance the Group's foreign currency investments are also dealt with in reserves. Other exchange rate differences are dealt with in the profit and loss account for the period.

Deferred taxation

Deferred taxation is provided on the liability method in respect of timing differences except where the liability or asset is not expected to crystalize in the foreseeable future. No deferred tax asset is recognized corresponding to liabilities provided for in respect of post-retirement healthcare benefits. Provision is not made for additional taxation which might be payable if profits retained by overseas companies were distributed as dividends.

Healthcare and other obligations to employees

During the year, the Group provided healthcare and other benefits, including workers' compensation benefits, to certain qualifying employees and former employees of the Peabody companies and their dependants under the provisions of various benefit plans or as required by US State or federal law. These benefits are accrued and charged to the profit and loss account over the expected service lives of the employees with the exception of pneumoconiosis (black lung) benefits in respect of employees ceasing employment prior to 1 July 1973, which are accounted for as payments are made. Pneumoconiosis benefits in respect of employees ceasing employment after 30 June 1973 are estimated actuarially; the last actuarial review was performed as at 1 October 1996.
Other workers' compensation benefits are also assessed actuarially.

Pension costs

The Group operates retirement benefit schemes in the UK and, during the year, the US and Australia, in accordance with local regulations and custom. The assets of the schemes are held in separate funds administered by trustees.

The costs of providing pensions are charged to the profit and loss account over employees' service lives. The pension costs relating to those schemes which provide defined benefits are assessed in accordance with the advice of qualified actuaries.

Derivative financial instruments

The group defers the effect of changes in the market value of derivative financial instruments (including contracts for differences and electricity forward agreements) which are used to hedge future transactions to the period when the related transaction is completed. The group considers its net open energy trading position, including derivative financial instruments entered into as part of the group's energy trading activity, and provides for any anticipated future losses.

Contract restructuring activities

Assets and liabilities associated with contract restructuring activities are marked to market. Movements in the market value are recognized in the profit and loss account in the period of change. In the absence of a readily available market price, fair value based on discounted cash flows is used.

4. Segmental Information By Activity:

                                                                               Six months
                                    Year ended 30 September                   ended 31 March         Year ended 31 March
                       --------------------------------------------------  -----------------------  -----------------------
                                 1995                      1996                     1997                     1998
                       -------------------------  -----------------------  -----------------------  -----------------------
                                       Operating                Operating                Operating                Operating
                         Turnover  profit/(loss)  Turnover  profit/(loss)  Turnover  profit/(loss)  Turnover  profit/(loss)
                       ----------  -------------  --------  -------------  --------  -------------  --------  -------------
                                                                    (L. million)
Power                            -             -     2,178             83     1,801            129     3,345            230
Networks                         -             -       482            211       274            122       472            210
Other                           22           (31)       21             (1)        9              -        22            (20)
Intra-group trading              -             -      (378)             -      (212)             -      (341)             -
                       -----------  ------------  --------  -------------  --------  -------------  --------  -------------
Total continuing
  operations                    22           (31)    2,303            293     1,872            251     3,498            420
Discontinued operations      1,424           166     1,464            153       647             66     1,376            179
                       -----------  ------------  --------  -------------  --------  -------------  --------  -------------
                             1,446           135     3,767            446     2,519            317     4,874            599
Exceptional items                -             -      (132)            44         -            (20)        -            (39)
                       -----------  ------------  --------  -------------  --------  -------------  --------  -------------
                             1,446           135     3,635            490     2,519            297     4,874            560
                       -----------  ------------  --------  -------------  --------  -------------  --------  -------------

Discontinued turnover and operating profit include the results for coal supply contract renegotiations (note 5). Power turnover includes gas sales of L.258 million in the year ended 30 September 1996, L.251 million in the six months ended 31 March 1997, and L.507 million in the year ended 31 March 1998.

All intra-group trading represent charges, at market rates, for use of the distribution system from the Networks business to the Power business.

By geographical location:

                                                                               Six months
                                    Year ended 30 September                   ended 31 March         Year ended 31 March
                       --------------------------------------------------  -----------------------  -----------------------
                                 1995                      1996                     1997                     1998
                       -------------------------  -----------------------  -----------------------  -----------------------
                                       Operating                Operating                Operating                Operating
                         Turnover  profit/(loss)  Turnover  profit/(loss)  Turnover  profit/(loss)  Turnover  profit/(loss)
                       ----------  -------------  --------  -------------  --------  -------------  --------  -------------
                                                              (L. million)
United Kingdom                 22            (31)    2,303            293     1,853            248     3,469            417
Other                           -              -         -              -        19              3        29              3
                       ----------  -------------  --------  -------------  --------  -------------  --------  -------------
                               22            (31)    2,303            293     1,872            251     3,498            420
Exceptional items               -              -      (132)            44         -            (20)        -            (39)
                       ----------  -------------  --------  -------------  --------  -------------  --------  -------------
Continuing operations          22            (31)    2,171            337     1,872            231     3,498            381
Discontinued operations     1,424            166     1,464            153       647             66     1,376            179
                       ----------  -------------  --------  -------------  --------  -------------  --------  -------------
                            1,446            135     3,635            490     2,519            297     4,874            560
                       ----------  -------------  --------  -------------  --------  -------------  --------  -------------

The above analysis of turnover shows the geographical segments from which goods and services are supplied.

Turnover by geographical destination:

                                                          Six months          Year
                                                            ended 31      ended 31
                               Year ended 30 September         March         March
                              ------------------------  ------------  ------------
                                  1995        1996          1997          1998
                              -----------  -----------  ------------  ------------
                                                 (L. million)
United Kingdom                         22        2,171         1,854         3,469
Rest of Europe                          -            -            18            29
Discontinued operations             1,424        1,464           647         1,376
                              -----------  -----------  ------------  ------------
                                    1,446        3,635         2,519         4,874
                              -----------  -----------  ------------  ------------

                                         As at 30 September                               As at 31 March
                           ----------------------------------------------- -------------------------------------------
                                     1995                    1996                   1997                   1998
                           ------------------------ ---------------------- --------------------- ---------------------
                                            Capital                Capital               Capital               Capital
                            Total assets   employed Total assets  employed Total assets employed Total assets employed
                           -------------   -------- ------------  -------- ------------ -------- ------------ --------
                                                                       (L. million)
Power                                608        273        1,317       889        1,934    1,117        1,850      958
Networks                           1,149      1,008        1,192     1,089        1,175    1,063        1,305    1,244
Other                                 23          2           11         3          105        4          112        4
                           -------------   --------   ----------  --------   ----------  -------   ----------  -------
Total continuing
  operations                       1,780      1,283        2,520     1,981        3,214    2,184        3,267    2,206
Discontinued operations            3,050      1,374        3,121     1,433        2,975    1,374        3,584    1,505
                           -------------   --------   ----------  --------   ----------  -------   ----------  -------
                                   4,830      2,657        5,641     3,414        6,189    3,558        6,851    3,711
                           -------------   --------   ----------  --------   ----------  -------   ----------  -------
By geographical location:
United Kingdom                     1,780      1,283        2,520     1,981        3,121    2,166        3,179    2,203
Other                                 --         --           --        --           93       18           88        3
                           -------------   --------   ----------  --------   ----------  -------   ----------  -------
Total continuing
  operations                       1,780      1,283        2,520     1,981        3,214    2,184        3,267    2,206
Discontinued operations            3,050      1,374        3,121     1,433        2,975    1,374        3,584    1,505
                           -------------   --------   ----------  --------   ----------  -------   ----------  -------
                                   4,830      2,657        5,641     3,414        6,189    3,558        6,851    3,711
                           -------------   --------   ----------  --------   ----------  -------   ----------  -------

                                                                                               As at      As at
                                                                      As at 30 September    31 March   31 March
                                                                   ---------------------- ---------- ----------
                                                                          1995       1996       1997       1998
                                                                   ----------- ---------- ---------- ----------
                                                                                   (L. million)
Total assets are reconciled to the consolidated balance sheet as follows:
Assets analysed by activity                                              4,830      5,641      6,189      6,851
Unallocated cash, investments and other assets                             812         87        556        733
                                                                    ----------  ---------  ---------  ---------
Total assets                                                             5,642      5,728      6,745      7,584
                                                                    ----------  ---------  ---------  ---------

                                                                                               As at      As at
                                                                      As at 30 September    31 March   31 March
                                                                   ---------------------- ---------- ----------
                                                                          1995       1996       1997       1998
                                                                   ----------- ---------- ---------- ----------
                                                                                   (L. million)
Capital employed is reconciled to invested capital/ shareholders'
 equity as follows:
Capital employed by activity                                             2,657      3,414      3,558      3,711
Current and deferred taxes                                                (303)      (147)      (285)      (418)
Dividend                                                                    --         --        (29)        --
Borrowings less cash, investments and other unallocated assets
  and liabilities                                                         (246)    (1,082)    (1,399)    (1,387)
                                                                     ---------   --------   --------   --------
Invested capital/shareholders' equity                                    2,108      2,185      1,845      1,906
                                                                     ---------   --------   --------   --------

                                            Year ended 30 September            Six months ended 31 March    Year ended 31 March
                             ------------------------------------------------- ------------------------- ------------------------
                                       1995                    1996                      1997                      1998
                             ------------------------ ------------------------ ------------------------- ------------------------
                                         Depreciation             Depreciation              Depreciation             Depreciation
                                 Capital          and     Capital          and     Capital           and     Capital          and
                             Expenditure    depletion Expenditure    depletion Expenditure     depletion Expenditure    depletion
                             ----------- ------------ ----------- ------------ ----------- ------------- ----------- ------------
                                                                           (L. million)
Power                                 --           --         134           15          26            11          64           27
Networks                              --           --         142           61          71            31         199           67
Other                                 --           --          --           --          10            --           2            1
                               ---------   ----------   ---------   ----------   ---------   -----------   ---------   ----------
Total continuing operations           --           --         276           76         107            42         265           95
Discontinued operations              140          119          98          121          43            58          97          115
                               ---------   ----------   ---------   ----------   ---------   -----------   ---------   ----------
                                     140          119         374          197         150           100         362          210
                               ---------   ----------   ---------   ----------   ---------   -----------   ---------   ----------

5. Coal supply contract renegotiations

During the year ended 31 March 1998, a Group undertaking agreed to terminate a coal supply agreement in exchange for payments from a customer totalling L.30 million which resulted in a gain of L.30 million. This amount was included in "Turnover - discontinued operations" in the consolidated profit and loss account.

During the six months ended 31 March 1997, a Group undertaking sold a coal supply agreement to an unrelated third party in exchange for an initial L.7 million payment, and nominal future consideration, which resulted in a gain of
L.7 million. This amount was included in "Turnover - discontinued operations" in the consolidated profit and loss account.

During the year ended 30 September 1996, a Group undertaking agreed to terminate a coal supply agreement in exchange for a L.14 million payment from a customer which resulted in a gain of L.14 million. This amount was included in "Turnover
- discontinued operations" in the consolidated profit and loss account.

During the year ended 30 September 1995, a Group undertaking agreed to terminate a coal supply agreement in exchange for a L.16 million payment from a customer. This transaction resulted in a gain of L.15 million after deducting the cost of terminating a related coal purchase agreement as well as certain other costs related to the transaction. The gain was included in "Turnover - discontinued operations" in the consolidated profit and loss account.

The Group's coal operations were disposed of on 19 May 1998 and are included as discontinued operations.


6. Costs and overheads less other income

                                                                                     Six months        Year
                                                                                          ended       ended
                                                            Year ended 30 September    31 March    31 March
                                                            -----------------------  ----------   ---------
                                                                  1995         1996        1997        1998
                                                            ----------  -----------  ----------   ---------
                                                                                (L. million)
Changes in stocks of finished goods and work in progress           (18)         (19)        (10)        (34)
Raw materials and consumables                                      232        1,983       1,334       2,553
Employment costs (Note 7)                                          321          411         220         478
Depreciation                                                        58          128          64         174
Depletion                                                           61           69          36          40
Restructuring, reorganization and bid-related costs                 29          (29)         20          39
Other acquisition-related costs of Eastern                          --           31          --          --
Production taxes                                                   138          162          70         126
Other operating charges less other income                          490          585         488         938
                                                            ----------  -----------  ----------   ---------
                                                                 1,311        3,321       2,222       4,314
                                                            ----------  -----------  ----------   ---------

Exceptional restructuring and reorganisation costs of L.25 million in the year ended 31 March 1998 reflect full provision for the re-opening of Eastern's voluntary severance and early retirement schemes in its Power and Networks businesses. Bid-related costs amounted to L.14 million.

The reorganization expense of L.20 million in the six months ended 31 March 1997 reflects full provision for the re-opening of Eastern's voluntary severance scheme in its Networks business.

The reorganization provision created on the acquisition of Eastern in 1995 of
L.29 million was no longer deemed necessary and was reversed in 1996. A deferred tax asset of L.11 million, recognized in 1995 to reflect the taxation relief in respect of this provision, was also reversed in 1996.

Other operating charges less other income for the year ended 31 March 1998 includes operating lease rentals payable of L.287 million (six months ended 31 March 1997: L.138 million, years ended 30 September 1996: L.77 million, 1995:
L.20 million) primarily in respect of plant and machinery.

                                                                                                 Six months      Year
                                                                                                      ended     ended
                                                                        Year ended 30 September    31 March  31 March
                                                                        -----------------------  ----------  --------
                                                                           1995         1996        1997       1998
                                                                        -----------  ----------  ----------  --------
                                                                                   (L. million)
Audit fees                                                                      0.4         0.8         0.6       1.3
Non-audit fees payable to Ernst & Young in the United Kingdom                    --         7.3         6.1       5.0
Non-audit fees payable to Ernst & Young outside the United Kingdom
  and to other auditors                                                          --          --         1.8       3.3


7. Employees

                                                                                                 Six months      Year
                                                                                                      ended     ended
                                                                        Year ended 30 September    31 March  31 March
                                                                        -----------------------  ----------  --------
                                                                           1995         1996        1997       1998
                                                                        -----------  ----------  ----------  --------
                                                                                          (L. million)
 (a) Employment costs
Wages and salaries                                                              288         411         208       437
Employers' social security costs                                                 20          28          14        30
Post-retirement benefits                                                         --          --          17        39
Pension costs (Note 26)                                                          13          17          10        16
                                                                        -----------  ----------  ----------  --------
                                                                                321         456         249       522
Less: amounts capitalized                                                        --         (45)        (29)      (44)
                                                                        -----------  ----------  ----------  --------
Charged to profit and loss account                                              321         411         220       478
                                                                        -----------  ----------  ----------  --------

(b) Numbers employed
The average number of persons employed by the Group was:
                                                                                             (Number)
United Kingdom                                                                  201       6,195      6,770      6,814
US                                                                            7,336       6,824      6,549      6,563
Australia                                                                     1,069       1,098      1,120      1,095
Other                                                                            --          --        669        622
                                                                        -----------  ----------  ----------  --------
                                                                              8,606      14,117     15,108     15,094
                                                                        -----------  ----------  ----------  --------

The average number of persons employed by the Group by activity was:
                                                                                             (Number)
Power                                                                            --       1,630      2,906      3,178
Networks                                                                         --       4,370      4,256      3,952
Other                                                                           201         195        277        302
                                                                        -----------  ----------  ----------  --------
Total continuing operations                                                     201       6,195      7,439      7,432
Discontinued operations                                                       8,405       7,922      7,669      7,662
                                                                        -----------  ----------  ----------  --------
                                                                              8,606      14,117     15,108     15,094
                                                                        -----------  ----------  ----------  --------

8. Exceptional items

During 1996, the Group received an interim dividend of L.11 million and special dividends (net of associated costs) totalling L.165 million connected with the flotation of The National Grid Group plc ("National Grid Group"). Amounts credited to electricity customers in the form of a discount on electricity bills connected with this flotation totalled L.132 million.

The profit on disposal of First Hydro of L.25 million in 1996 arose on the disposal of the Group's interest in the pumped storage business of National Grid Group.


9. Net interest

Prior to the Demerger, a significant proportion of the Group's cash and bank balances and borrowing requirements were transferred to, or provided by, the Hanson group. No interest was received or paid on the amounts so transferred or provided.

                                                                                             Six months      Year
                                                                                                  ended     ended
                                                                    Year ended 30 September    31 March  31 March
                                                                   ------------------------  ----------  --------
                                                                        1995       1996         1997       1998
                                                                   -----------  -----------  ----------  --------
                                                                                   (L. million)
Interest expense
  On loans wholly repayable within five years                                5           68          42       116
  On other loans                                                            10           20          35       118
Interest capitalized                                                        --           (8)         (5)       (4)
                                                                   -----------  -----------  ----------  --------
                                                                            15           80          72       230
Interest income                                                             (4)         (37)        (35)      (96)
                                                                   -----------  -----------  ----------  --------
Net interest expense                                                        11           43          37       134
                                                                   -----------  -----------  ----------  --------

Included in interest payable for the year ended 31 March 1998 is L.7 million relating to finance leases (six months ended 31 March 1997: L.3 million; year ended 30 September 1996: L.7 million; year ended 30 September 1995: nil).


10. Taxation charge/(credit)

                                                                                             Six months      Year
                                                                                                  ended     ended
                                                                    Year ended 30 September    31 March  31 March
                                                                   ------------------------  ----------  --------
                                                                        1995       1996         1997       1998
                                                                   -----------  -----------  ----------  --------
                                                                                   (L. million)
United Kingdom
Corporation tax at 31 per cent (1997, 1996 and 1995: 33 per cent)           --            3          68       117
Adjustment in respect of previous years                                     --          (15)         --        --
Deferred taxation                                                          (11)          22           2        --
Tax credit on franked investment income                                     --           29          --        --
Windfall tax                                                                --           --          --       112
                                                                   -----------  -----------  ----------  --------
                                                                           (11)          39          70       229

Overseas
Current taxation                                                            25           19           7        --
Deferred taxation                                                           42           57           4        (2)
                                                                   -----------  -----------  ----------  --------
Charge for the period                                                       56          115          81       227
                                                                   -----------  -----------  ----------  --------

The taxation charge for the period has been reduced by the
  following amounts arising from group relief surrendered
  for nil consideration by other Hanson Group companies                     --           30          26        --
                                                                   -----------  -----------  ----------  --------

The tax charge for the year ended 31 March 1998 is net of a credit of L.3 million in respect of an exceptional item
(six months ended 31 March 1997: L.1 million).

If full provision had been made for deferred tax for the year ended 31 March 1998, the tax charge would have increased by L.1 million (six months ended 31 March 1997 decreased by L.71 million, year ended 30 September 1996 increased by
L.31 million, 1995 L.nil). As a result of the stand-alone basis of providing for deferred tax, the charge for deferred tax shown above was increased by L.57 million for the year ended 30 September 1996 (1995 L.42 million).

As a result of the surrender of group relief for nil consideration, together with the taxation effects of the National Grid Group flotation, the tax charge shown for the two years ended 30 September 1996 is not representative of the charge that may arise following the Demerger Transactions.

A reconciliation of the tax charge at the UK statutory rate of corporation tax to the actual tax charge is as follows:

                                                                                             Six months      Year
                                                                                                  ended     ended
                                                                    Year ended 30 September    31 March  31 March
                                                                   ------------------------  ----------  --------
                                                                        1995       1996         1997       1998
                                                                   -----------  -----------  ----------  --------
                                                                                   (L. million)
Profit before taxation                                                     124          472         260       426
                                                                   -----------  -----------  ----------  --------
Notional UK corporation tax at 31 per cent
  (1997, 1996 and 1995: 33 per cent)                                        41          156          86       132
Permanent differences                                                      (20)          (4)         16        23
Timing differences                                                           3          (31)         --       (52)
Free group relief                                                           --          (30)        (26)       --
Effect of overseas tax rates                                                32           39           4         5
Adjustments in respect of prior years                                       --          (15)         --        --
Other                                                                       --           --           1         7
                                                                   -----------  -----------  ----------  --------
Actual tax charge                                                           56          115          81       115
                                                                   -----------  -----------  ----------  --------


11. Earnings per share

Earnings per share are based on the profit for each period and on 521 million ordinary shares for each of the two years in the period ended 30 September 1996, being the number of ordinary shares in the Company which were issued in respect of the Demerger.

Earnings per share for the six months ended 31 March 1997 are based on 519 million ordinary shares. This excludes the 2 million shares held as at 31 March 1997 by The Energy Group Employee Benefit Trust which had waived its right to dividends on the shares it held.

Earnings per share for the year ended 31 March 1998 are based on 517 million ordinary shares. This excludes the 4 million shares held as at 31 March 1998 by The Energy Group Employee Benefit Trust which had waived its right to dividends on the shares it held.

The numbers of shares used for the calculation of undiluted and diluted earnings per share are as follows:

                                                                                             Six months      Year
                                                                                                  ended     ended
                                                                    Year ended 30 September    31 March  31 March
                                                                   ------------------------  ----------  --------
                                                                        1995       1996         1997       1998
                                                                   -----------  -----------  ----------  --------
                                                                                        (million)

Weighted average shares (see notes above)                                  521          521        519        517

Effect of dilutive securities:
  Share options                                                             --           --           6         5
                                                                   -----------  -----------  ----------  --------
Diluted weighted average shares                                            521          521         525       522
                                                                   -----------  -----------  ----------  --------

Adjusted earnings per share figures are based on the profit for the relevant period after excluding the items relating to the National Grid Group flotation, the profit on disposal of First Hydro, the exceptional restructuring, reorganisation and bid-related costs and related taxation, and the windfall tax as follows:

                                                                                             Six months      Year
                                                                                                  ended     ended
                                                                    Year ended 30 September    31 March  31 March
                                                                   ------------------------  ----------  --------
                                                                        1995       1996         1997       1998
                                                                   -----------  -----------  ----------  --------
                                                                                   (L. million)
Profit for the period as reported                                           68          357         179       199
Adjusted for:
  National Grid Group flotation                                             --          (44)         --        --
  Profit on disposal of First Hydro                                         --          (25)         --        --
  Exceptional restructuring, reorganization and bid-related costs           --           --          20        39
  Related taxation                                                          --           29          (1)       (3)
  Windfall tax                                                              --           --          --       112
                                                                   -----------  -----------  ----------  --------
Profit as adjusted                                                          68          317         198       347
                                                                   -----------  -----------  ----------  --------

Earnings for the six months ended 31 March 1997 and for the year ended 31 March 1998 can be further broken down into continuing and discontinued operations as follows:

                                                                           Six months ended            Year ended
                                                                            31 March 1997             31 March 1998
                                                                       ------------------------  ------------------------
                                                                       Continuing  Discontinued  Continuing  Discontinued
                                                                       ----------  ------------  ----------  ------------
                                                                                          (L. million)
Profit for the period as reported                                             126            53          33           166
Adjusted for:
  Exceptional restructuring, reorganization and bid-related costs              20            --          39            --
  Related taxation                                                             (1)           --          (3)           --
  Windfall tax                                                                 --            --         112            --
                                                                       ----------  ------------  ----------  ------------
Profit as adjusted                                                            145            53         181           166
                                                                       ----------  ------------  ----------  ------------

The interest expense prior to the Demerger was affected significantly by the financing arrangements of Hanson. Accordingly the allocation of interest expense between continuing and discontinued operations for periods ending on or before 30 September 1996 is not considered meaningful. Consequently the analyses of earnings and earnings per share are only presented here for the six months ended 31 March 1997 and the year ended 31 March 1998.

Earnings per share figures for the six months ended 31 March 1997 and the year ended 31 March 1998 can be broken into continuing and discontinued operations as follows:

                                                                           Six months ended            Year ended
                                                                            31 March 1997             31 March 1998
                                                                       ------------------------  ------------------------
                                                                       Continuing  Discontinued  Continuing  Discontinued
                                                                       ----------  ------------  ----------  ------------
                                                                                          (pence/share)
Earnings per share:
  Basic                                                                      24.3          10.2         6.4          32.2

  Diluted                                                                    24.0          10.1         6.3          31.8

  Adjusted, undiluted                                                        28.0          10.2        35.0          32.2

  Adjusted, diluted                                                          27.6          10.1        34.7          31.8

12. Dividend

                                                                       Six months        Year
                                                                            ended       ended
                                                                         31 March    31 March
                                                            pence per        1997        1998
                                                                share  L. million  L. million
                                                            ---------  ----------  ----------
Dividend paid to ordinary shareholders on 4 July 1997            5.5p          29          --
Dividend paid to ordinary shareholders on 9 January 1998         8.0p          --          41

Prior to the Demerger, the principal businesses comprising the Group were owned by Hanson and appropriations of cash and other assets have been treated as diminutions in net assets.


13. Tangible fixed assets

                                                                              Plant,
                                           Coal                            equipment
                             Land and   and gas  Distribution  Generating  and motor
                            buildings    assets        system    stations   vehicles  Total
                            ---------  --------  ------------  ----------  ---------  -----
                                                    (L. million)
COST
As at 1 October 1994               --     2,153            --          --        831  2,984
Exchange adjustments               --        (5)           --          --         --     (5)
Additions                          --        36            --          --        104    140
Acquisitions                       78       228           904         261        118  1,589
Disposals and other                --       (30)           --          --        (72)  (102)
                            ---------  --------  ------------  ----------  ---------  -----
As at 30 September 1995            78     2,382           904         261        981  4,606
Exchange adjustments               --        35            --          --         18     53
Additions                          14        55            83          93        129    374
Disposals                         (17)       (6)           --          --        (32)   (55)
                            ---------  --------  ------------  ----------  ---------  -----
As at September 1996               75     2,466           987         354      1,096  4,978
Exchange adjustments               --      (116)           --          --        (45)  (161)
Additions                          14        21            48          13         54    150
Acquisitions                       --        --            --          36          7     43
Disposals and other                --       (75)           (3)         (1)       (44)  (123)
                            ---------  --------  ------------  ----------  ---------  -----
As at 31 March 1997                89     2,296         1,032         402      1,068  4,887
Exchange adjustments               --       (78)           --         (12)       (48)  (138)
Acquisitions                       --        --            --          --          1      1
Additions                          13        37           114          20        178    362
Disposals and other                (2)      (23)           --         (1)       (108)  (134)
                            ---------  --------  ------------  ----------  ---------  -----
As at 31 March 1998               100     2,232         1,146         409      1,091  4,978
                            ---------  --------  ------------  ----------  ---------  -----

                                                                                          Plant,
                                                      Coal                              equipment
                                          Land and   and gas  Distribution  Generating  and motor
                                         buildings    assets        system    stations   vehicles  Total
                                         ---------  --------  ------------  ----------  ---------  -----
                                                                 (L. million)

ACCUMULATED DEPRECIATION AND DEPLETION
As at 1 October 1994                            --       294            --          --        500    794
Exchange adjustments                            --        (2)           --          --         --     (2)
Charge for the period                           --        61            --          --         58    119
Disposals                                       --       (23)           --          --        (56)   (79)
                                         ---------  --------  ------------  ----------  ---------  -----
As at 30 September 1995                         --       330            --          --        502    832
Exchange adjustments                            --         6            --          --         10     16
Charge for the year                              2        69            39           7         80    197
Disposals                                       --       (16)           --          --        (26)   (42)
                                         ---------  --------  ------------  ----------  ---------  -----
As at 30 September 1996                          2       389            39           7        566  1,003
Exchange adjustments                            --       (19)           --          --        (26)   (45)
Charge for the period                            1        36            20          --         43    100
Disposals and other                             --       (20)           --          (1)       (60)   (81)
                                         ---------  --------  ------------  ----------  ---------  -----
As at 31 March 1997                              3       386            59           6        523    977
Exchange adjustments                            --       (14)           --          (6)       (24)   (44)
Charge for the period                            6        66            42          10         86    210
Disposals and other                             (1)      (19)           --          (1)       (73)   (94)
                                         ---------  --------  ------------  ----------  ---------  -----
As at 31 March 1998                              8       419           101           9        512  1,049
                                         ---------  --------  ------------  ----------  ---------  -----
Net book value
As at 1 October 1994                            --     1,859            --          --        331  2,190
                                         ---------  --------  ------------  ----------  ---------  -----
As at 30 September 1995                         78     2,052           904         261        479  3,774
                                         ---------  --------  ------------  ----------  ---------  -----
As at 30 September 1996                         73     2,077           948         347        530  3,975
                                         ---------  --------  ------------  ----------  ---------  -----
As at 31 March 1997                             86     1,910           973         396        545  3,910
                                         ---------  --------  ------------  ----------  ---------  -----
As at 31 March 1998                             92     1,813         1,045         400        579  3,929
                                         ---------  --------  ------------  ----------  ---------  -----

The net book value of land and buildings at 31 March 1998 comprises freeholds of
L.91 million (1997: L.85 million), long leaseholds of L.1 million (1997: L.1 million) and short leaseholds of L.nil (1997: L.nil).

Coal and gas assets at 31 March 1998 include natural gas assets with a cost of
L.45 million (1997: L.40 million), accumulated depletion of L.12 million (1997:
L.8 million) and net book value of L.33 million (1997: L.32 million).

Capitalized interest at 31 March 1998 included within fixed assets amounts to
L.17 million (1997: L.13 million).

The cost of distribution system fixed assets at 31 March 1998 is shown net of customer contributions of L.390 million (1997: L.359 million). The net book value of customer contributions at 31 March 1998 was L.287 million (1997: L.267 million).

Assets in the course of construction at 31 March 1998 amounted to L.188 million (1997: L.298 million).

Generating stations include assets held under finance leases as follows:

                                                                As at     As at
                                                             31 March  31 March
                                                             --------  --------
                                                                 1997      1998
                                                             --------  --------
                                                                (L. million)
Cost                                                              128       128
Accumulated depreciation                                          (14)      (18)
                                                             --------  --------
Net book value                                                    114       110
                                                             --------  --------

14. Fixed asset investments

                                         Unlisted Investments
                         ------------------------------------------------------
                           Loans to    Associated         Investment in
                         associates  undertakings  Other      own shares  Total
                         ----------  ------------ ------  --------------  -----
                                             (L. million)
As at 1 October 1994             --             6     --              --     6
Acquisitions                     16            --     15              --    31
                         ----------  ------------ ------  --------------  -----
As at 30 September 1995          16             6     15              --    37
Disposals                       (16)           (1)    (3)             --   (20)
                         ----------  ------------ ------  --------------  -----
As at 30 September 1996          --             5     12              --    17
Adjustment                       --            25     --              --    25
Acquisitions                     --            --      2              --     2
Additions                        --            --     28              11    39
Share of retained profit         --             1     --              --     1
Disposals                        --            --    (12)             --   (12)
                         ----------  ------------ ------  --------------  -----
As at 31 March 1997              --            31     30              11    72
Adjustment                       --            (2)    (3)             --    (5)
Additions                        --            23      2               9    34
Share of retained profit         --             8     --              --     8
Dividends received               --            (6)    --              --     (6)
                         ----------  ------------ ------  --------------  -----
As at 31 March 1998              --            54     29              20    103
                         ----------  ------------ ------  --------------  -----

The investment in own shares represents The Energy Group Employee Benefit Trust's investment in the Company's shares.

The Energy Group Employee Benefit Trust ("the Trust") was established to acquire ordinary shares in the Company, by subscription or purchase, with funds provided by the Company to satisfy rights to shares arising on the exercise of share options and on the vesting of performance-related share awards. At 31 March 1998 the Trust had acquired 4,063,338 ordinary shares at a cost of L.19.8 million (1997: 2,250,000 ordinary shares at a cost of L.10.7 million), financed by interest-free loans from the Company, which at the balance sheet date totalled
L.19.8 million. The Trust waived its right to dividends on the ordinary shares held by it.

Since 31 March 1998 the Trust has sold 1,296,308 of the shares held by it to Energy Trustees Limited, a wholly owned subsidiary of the Company, which acted as trustee of a Qualifying Employee Share Ownership Trust, such trust being established to satisfy rights under the Group's Savings Related Share Option ("Sharesave") Scheme. The proceeds of such sale (L.10.9 million) were used by the Trust to reduce the amount of the interest-free loans from the Company. The remainder of the shares held by the Trust were either assented to the offer by TU Acquisitions (the proceeds being used in part to repay the balance of the interest-free loans from the Company, in part to grant replacement deferred bonus awards and in part to satisfy cash cancellation payments to participants in various Company employee share plans, following the change in control of the Company) or transferred to (or assented to the TU Acquisitions offer for the Company on behalf of) participants in such schemes upon exercise of their rights under the schemes.

The principal associated undertaking at 31 March 1998 was:


                                      Financial  Share capital   Pre-tax      %
                           Country     year end   and reserves    profit  owned
                           -------  -----------  -------------  --------  -----
Black Beauty Coal Company      USA  31 December          L.77m      L.13m    43
                           -------  -----------  -------------  --------  -----

The above interest was sold as part of the disposal of the Group's coal interests on 19 May 1998 and is treated as a discontinued operation.

15. Stocks

                                                                As at     As at
                                                             31 March  31 March
                                                                 1997      1998
                                                             --------  --------
                                                                 (L. million)
Raw materials and consumables                                     118       136
Work in progress                                                   66        75
Finished stock and items for resale                                72        71
                                                             --------  --------
                                                                  256       282
                                                             --------  --------

16. Debtors

                                                                As at     As at
                                                             31 March  31 March
                                                                 1997      1998
                                                             --------  --------
                                                                 (L. million)
Amounts falling due after more than one year
  Trade debtors                                                     6        --
  Advance corporation tax recoverable                              91        --
  Royalties receivable and other debtors                          232       662
  Operating lease prepayments                                     232       184
                                                             --------  --------
                                                                  561       846
                                                             --------  --------
Amounts falling due within one year
  Trade debtors                                                   647       464
  Debtors subject to financing                                     --       273
  Less: non-returnable amounts received                            --      (200)
                                                             --------  --------
                                                                  647       537
  Other debtors and prepayments                                   151       622
                                                             --------  --------
                                                                  798     1,159
                                                             --------  --------

17. Current Asset Investments

At 31 March 1997 and 1998 all current asset investments were in unlisted entities.


18. Short-Term Deposits

At 31 March 1998, L.408 million (1997: L.408 million) of the short-term deposits has been used to cash-collateralize existing future obligations to certain banks in respect of the funding of the operating leases of power stations leased from National Power.


19. Creditors

                                                                As at     As at
                                                             31 March  31 March
                                                                 1997      1998
                                                             --------  --------
                                                                 (L. million)
Amounts falling due within one year
  Bank overdrafts                                                  61        65
  Short-term loans and commercial paper                           732       237
  Finance leases                                                    6        14
  Trade creditors                                                 376       457
  Corporation tax                                                 105       244
  Other taxation and social security                               20        10
  Other creditors                                                 148       794
  Accruals and deferred income                                    270       287
  Dividend                                                         29        --
                                                             --------  --------
                                                                1,747     2,108
                                                             --------  --------

Weighted average interest rates at 31 March 1998 on bank overdrafts were 13.6 per cent, and on short-term loans and commercial paper, 7.3 per cent.

Weighted average interest rates at 31 March 1997 on bank overdrafts were 12.8 per cent, and on short-term loans and commercial paper, 6.5 per cent.

                                                    As at      As at
                                                 31 March   31 March
                                                     1997       1998
                                                 --------   --------
                                                     (L. million)

Amounts falling due after more than one year
 Loans not wholly repayable within 5 years
    $300 million 5% subordinated income note 2006     170        155
    L.350 million 8.375% bonds 2004                   348        348
    L.200 million 8.5% bonds 2025                     197        197
    $200 million 7.375% guaranteed notes due 2017      --        111
    $300 million 7.5% guaranteed notes due 2027        --        166
    L.200 million 8.75% bonds due 2012                 --        197
                                                 --------   --------
                                                      715      1,174
Loans repayable within 5 years                        791        844
Net obligations under finance leases                  149        140
                                                 --------   --------
                                                    1,655      2,158
                                                 --------   --------


L.100 million of the L.350 million 8.375 per cent bonds has been converted into floating rate debt by way of interest rate swaps expiring in 2004. At 31 March 1998, the weighted average interest rate payable was 8.0 per cent (1997: 7.4 per cent). Amounts shown above for bonds are net of unamortized issue costs.

Long-term debt and finance leases are repayable as follows:


                                                    As at      As at
                                                 31 March   31 March
                                                     1997       1998
                                                 --------   --------
                                                     (L. million)
1999                                                  227         --
2000                                                  243        272
2001                                                  261        266
2002                                                  149        155
2003                                                   --         49
thereafter                                            775      1,416
                                                 --------   --------
                                                    1,655      2,158
                                                 --------   --------

Long-term debt and finance leases are denominated in the following currencies:


                                                    As at      As at
                                                 31 March   31 March
                                                     1997       1998
                                                 --------   --------
                                                     (L. million)
Sterling                                            1,473      1,500
US dollars                                            174        639
Australian dollars                                      8         19
                                                 --------   --------
                                                    1,655      2,158
                                                 --------   --------

The Group is exposed to loss in the event of non-performance by banks under currency swap and interest rate protection agreements described above. The extent of this exposure varies with the prevailing interest and currency rates and was not material throughout the period. No single bank was party as at 31 March 1998 to more than L.115 million nominal value of such agreements. The Group does not anticipate non-performance by any of its counterparties.

Obligations of commercial banks under standby letters of credit totalled L.113 million as at 31 March 1998 (1997: L.135 million).

20. Provisions for liabilities and charges


                                  Health care     Reclamation
                                    and other             and
                               obligations to   environmental        Deferred
                                    employees     obligations        taxation           Other           Total
                               --------------   -------------    ------------    ------------    ------------
                                                                 (L. million)
As at 1 October 1994                      917             309              87              59           1,372
Exchange adjustments                       (3)             (1)             (2)             --              (6)
Utilized in year                          (68)            (43)             --             (29)           (140)
Provided/(released) in year                65              23              42              36             166
Acquisitions                                8              17              86             258             369
                               --------------   -------------    ------------    ------------    ------------
As at 30 September 1995                   919             305             213             324           1,761
Exchange adjustments                       12               4               1              --              17
Utilized in year                          (80)            (43)              7             (62)           (178)
Provided/(released) in year                48              19              57              (4)            120
Acquisition adjustment (Note 23)           --              --             (86)            (77)           (163)
                               --------------   -------------    ------------    ------------    ------------
As at 30 September 1996                   899             285             192             181           1,557
Exchange adjustments                      (43)            (14)             (9)             (1)            (67)
Utilized in period                        (34)            (13)             (7)            (15)            (69)
Provided in period                         26              22               4              25              77
                               --------------   -------------    ------------    ------------    ------------
As at 31 March 1997                       848             280             180             190           1,498
Exchange adjustments                      (23)             (8)             (7)             (1)            (39)
Utilized in period                        (94)            (45)             --             (43)           (182)
Provided in period                         76              13              (2)             45             132
Other                                      --              --               3              --               3
                               --------------   -------------    ------------    ------------    ------------
As at 31 March 1998                       807             240             174             191           1,412
                               --------------   -------------    ------------    ------------    ------------

Deferred tax provided as at 30 September 1996 included L.142 million in respect of liabilities recognized by the Group, consequent upon being on a stand-alone basis following the Demerger. The provided and unprovided liabilities to deferred taxation were as follows:


                                         Amounts provided         Amounts unprovided
                                     -----------------------   ------------------------

                                          As at        As at        As at         As at
                                       31 March     31 March     31 March      31 March
                                           1997         1998         1997          1998
                                     ----------   ----------   ----------    ----------
                                                         (L. million)
Excess of capital allowances                 87           81          753           708
Post-retirement healthcare benefits          --           --         (215)         (213)
Other timing differences                     93           93         (220)         (170)
                                     ----------   ----------   ----------    ----------
                                            180          174          318           325
                                     ----------   ----------   ----------    ----------

21. Share capital
The share capital of the Company was:

                                                             Allotted, called-up
                                         Authorized             and fully paid
                                  ----------------------   -----------------------
                                       As at       As at        As at        As at
                                    31 March    31 March     31 March     31 March
                                        1997        1998         1997         1998
                                  ----------  ----------   ----------   ----------
                                                   (L. million)
Ordinary shares (10p each)               100         100           52           52
                                  ----------  ----------   ----------   ----------

22. Reserves

                                                    Profit and        Other
GROUP                                              loss account      reserves          Total
                                                   ------------    ------------    ------------
                                                                   (L. million)
As at 1 October 1996
  Actual invested capital                                 1,056           1,129           2,185
  Pro forma adjustments                                      --            (383)           (383)
                                                   ------------    ------------    ------------
  Pro forma invested capital                              1,056             746           1,802
Increase in net debt                                         --             (42)            (42)
Issue of share capital                                       --             (52)            (52)
Other movements                                              --             (13)            (13)
Exchange fluctuations on foreign net investments            (52)             --             (52)
Profit retained for the period                              150              --             150
                                                   ------------    ------------    ------------
As at 31 March 1997                                       1,154             639           1,793
Exchange fluctuation on foreign net investments             (43)             --             (43)
Profit retained for the year                                158              --             158
Goodwill arising on acquisitions in the year                 --             (54)            (54)
                                                   ------------    ------------    ------------
As at 31 March 1998                                       1,269             585           1,854
                                                   ------------    ------------    ------------

The cumulative amount of goodwill resulting from acquisitions prior to 31 March 1998, net of goodwill attributable to subsidiary undertakings or businesses disposed of prior to 31 March 1998, amounted to L.1,201 million (1997: L.1,147 million). This has been derived by calculating the amount of historical goodwill in the currency of acquisition at period end rates of exchange. This has been set off against merger reserve and the net amount reported as other reserves.

Pro forma invested capital reflects the figures included within the company's Listing Particulars issued in January 1997.

Prior to demerger the Group's capital structure consisted entirely of invested capital. A reconciliation of the movements in invested capital for each of the two years ended 30 September 1996 is shown on page F-5.


23. Acquisitions

On 20 May 1997 the Group acquired Citizens Lehman Power L.L.C. which was renamed Citizens Power LLC. Citizens Power provides contract restructuring services to the energy industry. The acquisition involved an initial payment of L.12.5 million in cash, plus a payment deferred until 31 March 2000, equivalent to the net assets at 30 June 1997. There was to be additional purchase consideration linked to profit goals up to 2002, subject to a maximum consideration for the entire transaction of $120 million (but this obligation has been assumed by the purchaser of Citizens Power following its disposal as described below). For the period since acquisition, turnover of L.28 million and operating profit of L.18 million in respect of Citizens Power are included within the consolidated profit and loss account. Citizens Power's operating assets and liabilities were as follows:

                                             Book value    Adjustments   Fair value
                                             ----------    -----------   ----------
                                                          (L. million)
Tangible fixed assets                                 1             --            1
Investments                                          13              1           14
Working capital                                     (10)            (6)         (16)
Cash                                                  5             --            5
                                             ----------    -----------   ----------
Cash                                                  9             (5)           4
                                             ----------    -----------   ----------
Cash consideration                                                               12
Loan notes issued                                                                18
Deferred purchase consideration                                                  32
                                                                         ----------
                                                                                 62
Goodwill                                                                        (58)
                                                                         ----------
                                                                                  4
                                                                         ----------
The net cash flow for the acquisition was:                              (L. million)
  Cash consideration                                                             12
  Cash acquired                                                                  (5)
                                                                         ----------
Net cash paid                                                                     7
                                                                         ----------

Fair value adjustments were made to the book value of the assets and liabilities of the above acquisition to bring them into line with the company's accounting policies and to adjust where applicable the carrying values of certain assets and liabilities.

For the year prior to acquisition, Citizens Power reported profit after tax of
L.3 million.

Citizens Power was disposed of on 19 May 1998 and therefore has been disclosed within discontinued operations.

During the six months ended 31 March 1997 the Group acquired 52.8 per cent of the issued share capital of Teplarny Brno a.s.("Telparny Brno"), a heating and generation company based in the Czech Republic. For the period from acquisition to 31 March 1997, turnover of L.18 million and operating profit of L.3 million in respect of this acquisition are included within the consolidated profit and loss account. The total purchase consideration for the acquisition of this 52.8 per cent interest was L.21 million. Its operating assets and liabilities were as follows:

                                                 Six months ended 31 March 1997
                                             --------------------------------------
                                             Book value    Adjustments   Fair value
                                             ----------    -----------   ----------
                                                           (L. million)
Tangible fixed assets                                33            10            43
Fixed asset investments                               2            --             2
Working capital                                      (4)           (2)           (6)
Cash                                                  1            --             1
                                             ----------    ----------    ----------
                                                     32             8            40
                                             ----------    ----------    ----------
Cash consideration                                                               21
Minority interest                                                                19
                                                                         ----------
                                                                                 40
                                                                         ----------
The net cash flow for the acquisition was:
  Cash consideration                                                             21
  Cash acquired                                                                  (1)
                                                                         ----------
Net cash paid                                                                    20
                                                                         ----------

Fair value adjustments were made to the book value of the assets and liabilities of the above acquisition to bring them into alignment with the Group's accounting policies and to adjust where applicable the carrying values of certain assets and liabilities.

For the year prior to acquisition. Teplarny Brno reported profit after tax of
L.4 million. A further 31% of Teplarny Brno was acquired during the year ended 31 March 1998 for cash consideration of L.7 million.

There were no significant acquisitions in the year ended 30 September 1996.

Eastern was acquired by Hanson on 18 September 1995. As explained above, Eastern has been included in the balance sheet of the Group as at 30 September 1995 and in its results from 1 October 1995. The Caballo and Rawhide mines were acquired by Peabody on 1 November 1994.

The operating assets and liabilities of Eastern and the Caballo and Rawhide mines together with the fair value adjustments were as follows:

                                                                Year Ended 30 September
                        -------------------------------------------------------------------------------------------
                                                 1995                                                1996
                        -----------------------------------------------------------------  ------------------------
                                         Caballo
                           Eastern    and Rawhide
                              book          mines        Total         Total        Total         Total        Total
                             value     book value   book value   adjustments   fair value   adjustments   fair value
                        ----------    -----------   ----------   -----------    ---------   -----------   ----------
                                                                  (L. million)
Fixed assets                 1,106           124         1,230           359         1,589            --        1,589
Stock                           12            10            22            --            22            --           22
Debtors                        379             2           381           (13)          368            13          381
Cash                           264            --           264            --           264            --          264
Unlisted investments           284            --           284           295           579            44          623
Creditors                     (392)          (10)         (402)          (17)         (419)           17         (402)
Loans and
  finance leases              (688)           --          (688)           --          (688)           --         (688)
Provisions
  for liabilities
  and charges                 (129)          (11)         (140)         (220)         (360)          147         (213)
                        ----------    ----------    ----------    ----------    ----------    ----------   ----------
                               836           115           951           404         1,355           221        1,576
                        ----------    ----------    ----------    ----------    ----------    ----------   ----------
Consideration (Eastern L.2,496 million; Caballo  and Rawhide L227 million)           2,723                      2,723
Goodwill (Eastern)                                                                  (1,368)                    (1,147)
                                                                                ----------                 ----------
                                                                                     1,355                      1,576
                                                                                ----------                 ----------

The following fair value adjustments relating to Eastern and the Caballo and Rawhide mines were made to the book values of the assets and liabilities acquired:

                                                                        Year Ended 30 September
                                               -----------------------------------------------------------------
                                                                1995                               1996
                                               --------------------------------------    -----------------------
                                                                Caballo
                                                            and Rawhide
                                                  Eastern         mines         Total       Eastern        Total
                                               ----------   -----------    ----------    ----------   ----------
                                                                          (L. million)
Tangible fixed assets                                 242           117           359            --          359
Unlisted investments                                  295            --           295            44          339
Debtors                                               (13)           --           (13)           13           --
Liabilities in respect of purchase contracts         (129)           --          (129)           61          (68)
Creditors                                             (17)           --           (17)           17           --
Deferred tax                                          (86)           --           (86)           86           --
Other liabilities                                      --            (5)           (5)           --           (5)
                                               ----------    ----------    ----------    ----------   ----------
                                                      292           112           404           221          625
                                               ----------    ----------    ----------    ----------   ----------

Goodwill arising at the time of acquisition of Eastern of L.1,368 million was reduced in 1996 by L.221 million, principally as a result of the release of provisions no longer considered necessary.

All of the above acquisitions have been accounted for using the acquisition method of accounting. Had the acquisitions been made at the beginning of the years in which they were actually made and at the beginning of the respective previous years, the unaudited pro forma results of operations of the Group would have been as follows:

                                                                Year ended
                                                              30 September
                                                              ------------
                                                                      1995
                                                              ------------
                                                              (L. million)
Turnover                                                             3,640
Profit for the year                                                    132
Earnings per share                                                    25.3p

The acquisitions of Citizens Power and Teplarny Brno would not have had a material impact on the Group's results prior to acquisition.


24. Contingent liabilities

Certain properties in the US in which the Group had an interest at 31 March 1998 are subject to actual or potential environmental claims. The companies which had interests in these properties were sold on 19 May 1998.

In February 1997 final determinations were made against The National Grid Company plc ("National Grid") and its group trustees by the Pensions Ombudsman on complaints by two pensioners in National Grid's section of the Electricity Supply Pension Scheme ("ESPS") relating to the use of the surplus arising under the actuarial valuation of the National Grid section as at 31 March 1992 to meet certain additional costs arising from the payment of pensions on early retirement pursuant to reorganization or redundancy and certain additional contributions. These determinations were set aside by the High Court on 10 June 1997 and the arrangements made by National Grid and its trustees in dealing with its section's surplus were confirmed. The two pensioners have now appealed against this decision. This appeal is unlikely to be heard until 1999. If a similar complaint were to be made against Eastern in relation to its use of actuarial surplus in its section of the ESPS, it would resist it, ultimately through the courts. However, if a determination were finally to be made against it and upheld by the courts, Eastern could have a potential liability to repay to its section of the ESPS an amount estimated by the Directors to be up to L.90 million (exclusive of any applicable interest charges).

The Group is subject to business risks which are actively managed against exposures.


25. Financial commitments

(a) Capital commitments of the Group were as follows:

                                                        As at        As at
                                                     31 March     31 March
                                                         1997         1998
                                                   ----------   ----------
                                                          (L. million)
Contracted but not provided for                           146          104
                                                   ----------   ----------

(b) Gas take or pay contracts

There are various types of contracts for the purchase of gas. Almost all include "take or pay" obligations under which the buyer agrees to pay for a minimum quantity of gas in a year. In order to help meet the expected needs of its wholesale and retail customers, Eastern has entered into a range of gas purchase contracts. As at 31 March 1998 the commitments under long-term gas purchase contracts amounted to an estimated L.2.8 billion (1997: L.2.2 billion) covering periods up to 18 years forward. The Directors do not consider it likely, on the basis of the Group's current expectations of demand from its customers as compared with its take or pay obligations under such purchase contracts, that any material payments will become due from the Group for gas not taken.

(c) The future minimum rental commitments at 31 March 1998, under finance leases and non-cancellable operating leases, together with the present value of minimum lease payments under finance leases were as follows:

                                                      Operating    Finance
                                                         leases     leases
                                                    -----------   --------
Year ending 31 March                                      (L. million)
1999                                                         74         18
2000                                                         70         19
2001                                                         46         19
2002                                                         43         19
2003                                                         47         19
thereafter                                                   62        106
                                                    -----------    -------
Total minimum lease payments                                342        200
                                                    -----------
Less amount representing interest                                      (52)
                                                                  --------
Present value of minimum lease payments                                148
                                                                  --------

The majority of the operating lease commitments relate to coal-fired power stations. Additional payments of approximately L.6 per megawatt hour (indexed) linked to output levels from these stations are payable for between the first five and seven years of their operation by the Group.

(d) The annual commitments under non-cancellable operating leases at 31 March 1997 and 1998 were:

                                       31 March 1997            31 March 1998
                                 -----------------------   -----------------------
                                   Land and                  Land and
                                  buildings        Other    buildings        Other
                                 ----------   ----------   ----------   ----------
                                                   (L. million)
Leases expiring
Within one year                          --           --           --           --
Within two to five years                  2            5            2            9
After five years                          1           14            1           62
                                 ----------   ----------   ----------   ----------
                                          3           19            3           71
                                 ----------   ----------   ----------   ----------

26. Pension and post-retirement healthcare

Pensions
The Group participates in several defined benefit pension plans in the UK, and, during the year, the US and Australia which cover the majority of employees. The benefits for these plans are based primarily on years of credited service and final average pensionable pay as defined under the respective plan provisions.

The total cost of all pensions of the Group in the years ended 30 September 1995 and 1996, the six months ended 31 March 1997 and the year ended 31 March 1998, was L.13 million, L.17 million, L.10 million and L.16 million, respectively. The amount for 1996 includes L.4 million relating to UK employees and L.10 million in respect of additional one-off cash retirement costs for US employees.

In the US, Peabody sponsored four main defined benefit pension plans. With the exception of one plan, assets were set aside in separate trustee-administered funds. Each of these plans was assessed annually by independent qualified actuaries using the projected unit method, the latest valuations being as at 30 September 1996. In addition, Peabody participated in two multi-employer plans. In these plans, the assets contributed by the participating employers were aggregated and the contributions payable are determined by independent qualified actuaries in accordance with industry-wide agreements. Peabody also had a number of defined contribution plans. Costs relating to the multi-employer and the defined contribution plans were recognized as incurred. As stated elsewhere in this report, Peabody was disposed of on 19 May 1998.

In the UK, the majority of Eastern employees are members of the ESPS which provides pensions of a defined benefit nature for employees throughout the Electricity Supply Industry. The ESPS operates on the basis that there is no cross-subsidy between employers and the financing of Eastern's pension liabilities is therefore independent of the experience of other participating employers. The assets of the ESPS are held in a separate trustee-administered fund.

The pension cost relating to the Eastern part of the ESPS is assessed in accordance with the advice of independent qualified actuaries using the projected unit method. The latest actuarial valuation was carried out as at 31 March 1995.

The total market value of the assets of the US plans, excluding the multi-employer and defined contribution plans, was L.255 million as at 30 September 1996. The market value of the assets of Eastern's section of the ESPS was L.681 million at 31 March 1995.

The assumptions which had the most significant effect on the results of the valuations were that the rate of investment return would exceed salary increases (exclusive of merit awards) by 2 1/2 per cent per annum for the UK plans and by an average 3 1/2 per cent per annum in the US, and with investment returns in the UK being assumed to exceed future pension increases by 4 per cent per annum. The actuarial value of the assets was sufficient to cover 104 per cent of the benefits that had accrued to members in the UK and 98 per cent in the US.

Provisions for liabilities and charges (Note 20) include a provision of L.8 million (provision of L.10 million at 30 September 1995, prepayment of L.1 million at 30 September 1996, and provision of L.4 million at 31 March 1997) representing the excess of the accumulated amount charged against the Group's profits in respect of pension costs over the contributions paid to the plans concerned.

Post-Retirement Healthcare

Until the disposal of Peabody, the Group also provided during the year, post-retirement health care and life assurance benefits under plans mainly in the US to certain groups of its retired and active employees.

As at 31 March 1998 the accumulated post-retirement benefit obligation excluding pensions, as assessed by independent qualified actuaries, for retirees and the obligation for prior service costs of currently active employees is approximately L.582 million (1997: L.576 million). The charge for the year ended 31 March 1998 has been accrued based upon actuarial calculations determined in accordance with required accounting standards. This resulted in the recognition of service costs for benefits earned during the period of approximately L.4 million (six months ended 31 March 1997: L.2 million), and interest cost on accumulated benefit obligations of approximately L.42 million (six months ended 31 March 1997: L.2 million). The actuarial assumptions used to estimate the obligations vary according to the claims experience and economic conditions relevant to each plan. It has been assumed that the annual per capita cost of benefits will increase 6-8 per cent depending on claims experience and economic conditions relevant to each plan. This rate is assumed to decrease to 5 per cent over 5 years. The weighted average discount rate used in determining the accumulated post-retirement benefit obligation was 7 1/2 per cent as at 31 March 1998.


27. Reconciliation of operating profit to net cash inflow from operating activities

                                                                              Six months          Year
                                                                                   ended          ended
                                                    Year ended 30 September     31 March       31 March
                                                   ------------------------   -----------    ----------
                                                         1995          1996          1997          1998
                                                   ----------    ----------   -----------    ----------
                                                                       (L. million)
Operating profit/(loss) before exceptional items          (31)          293           251           420
Depreciation and depletion                                 --            76            41            90
Profit on sales of tangible fixed assets                   --            (8)           --            --
Decrease/(increase) in investments                         --            --            (2)            2
(Increase)/decrease in stocks                             (12)          (94)            8           (27)
Decrease/(increase) in debtors                             --           (88)          (88)          161
Operating lease prepayments                                --          (342)           --            --
Increase in creditors                                      --            81            17            83
Provisions                                                 --           (62)           (7)          (22)
                                                   ----------    ----------   -----------    ----------
                                                          (43)         (144)          220           707
Discontinued operations                                   445           156           126           180
                                                   ----------    ----------   -----------    ----------
Net cash inflow from operating activities                 402            12           346           887
                                                   ----------    ----------   -----------    ----------

28. Analysis of changes in financing

                                                               Long-term
                                                                   loans       Current
                                                             and finance         loans
                                                      Share        lease     and notes
                                                    Capital  obligations       payable         Total
                                                 ----------  -----------    ----------    ----------
                                                                     (L. million)
As at 1 October 1994                                     --          224            87           311
Exchange adjustments                                     --           (1)            1            --
Cash outflow from financing                              --           --           (20)          (20)
Loans and finance lease obligations of Eastern           --          688            --           688
                                                 ----------  -----------    ----------    ----------
As at 30 September 1995                                  --          911            68           979
Exchange adjustments                                     --            3             3             6
Cash inflow from financing                               --           31            97           128
                                                 ----------  -----------    ----------    ----------
As at 30 September 1996                                  --          945           168         1,113
Additional net debt at 1 October 1996                    --           --           381           381
Non-cash demerger share issue                            52           --            --            52
Additional debt on demerger                              --           --            42            42
Exchange movements                                       --          (12)           (9)          (21)
Cash inflow from financing                               --          789           149           938
Other movements                                          --          (54)           (6)          (60)
Current loan reallocations                               --          (13)           13            --
                                                 ----------  -----------    ----------    ----------
Balance as at 31 March 1997                              52        1,655           738         2,445
Exchange movements                                       --          (17)           (6)          (23)
Cash inflow/(outflow) from financing                     --          374          (495)         (121)
Other movements                                          --          146            14           160
                                                 ----------  -----------    ----------    ----------
Balance as at 31 March 1998                              52        2,158           251         2,461
                                                 ----------  -----------    ----------    ----------

Other movements during the six months ended 31 March 1997 principally comprise the debt of Black Beauty Coal Company which became accounted for on an equity accounting basis during that period.

In 1996 the Group distributed its shareholding in National Grid Group to Hanson as a dividend in specie of L.393 million which is reflected in invested capital.

Analysis of net inflow/(outflow) of cash and cash equivalents in respect of the acquisition of subsidiaries:

                                                                                   Six months          Year
                                                                                        ended         ended
                                                        Year ended 30 September      31 March      31 March
                                                       ------------------------    ----------    ----------
                                                             1995          1996          1997          1998
                                                       ----------    ----------    ----------    ----------
                                                                           (L. million)
Cash consideration for Eastern                                 (1)       (2,495)           --            --
Cash consideration for the Caballo and Rawhide mines         (227)           --            --            --
Cash consideration for Teplarny Brno                           --            --           (21)           (7)
Cash consideration for Citizens Power                          --            --            --           (12)
Deposits acquired on acquisition of Eastern                   264            --            --            --
Cash acquired on acquisition of Teplarny Brno                  --            --             1            --
Cash acquired on acquisition of Citizens Power                 --            --            --             5
                                                       ----------    ----------    ----------    ----------
                                                               36        (2,495)          (20)          (14)
                                                       ----------    ----------    ----------    ----------

29. Analysis of changes in net debt

                                                                            Debt due      Debt due
                                                                               after        within    Short-term
                                                    Cash    Overdrafts        1 year        1 year      deposits        Total
                                              ----------    ----------    ----------    ----------    ----------   ----------
                                                                                (L. million)
As at 1 October 1994                                 106            --          (224)          (87)           --         (205)
Exchange adjustments                                  --            --             1            (1)           --           --
Net cash flow                                        237            --            --            20            --          257
Loans and finance leases acquired                     --            --          (688)           --            --         (688)
                                              ----------    ----------    ----------    ----------    ----------   ----------
As at 30 September 1995                              343            --          (911)          (68)           --         (636)
Exchange adjustments                                   3            --            (3)           (3)           --           (3)
Net cash flow                                       (173)         (119)          (31)          (97)           --         (420)
                                              ----------    ----------    ----------    ----------    ----------   ----------
As at 30 September 1996                              173          (119)         (945)         (168)           --       (1,059)
Pro forma additional debt at 1 October 1996           --            --            --          (381)           --         (381)
                                              ----------    ----------    ----------    ----------    ----------   ----------
Pro forma net debt at 1 October 1996                 173          (119)         (945)         (549)           --       (1,440)
Additional debt on demerger                           --            --            --           (42)           --          (42)
Exchange adjustments                                  (8)           --            12             9            --           13
Net cash flow                                        221            58          (789)         (149)          753           94
Other movements                                       (1)           --            67            (7)           --           59
                                              ----------    ----------    ----------    ----------    ----------   ----------
As at 31 March 1997                                  385           (61)       (1,655)         (738)          753       (1,316)
Exchange movements                                     1            --            17             6             3           27
Net cash flow                                       (133)           (4)         (374)          495           248          232
Other movements                                       --            --          (146)          (14)           --         (160)
                                              ----------    ----------    ----------    ----------    ----------   ----------
As at 31 March 1998                                  253           (65)       (2,158)         (251)        1,004       (1,217)
                                              ----------    ----------    ----------    ----------    ----------   ----------

30. Reconciliation of net cash flow movement to movement in net debt (Note 29)

                                                                                                     Six months          Year
                                                                                                          ended         ended
                                                                          Year ended 30 September      31 March      31 March
                                                                         ------------------------    ----------    ----------
                                                                               1995          1996          1997          1998
                                                                         ----------    ----------    ----------    ----------
                                                                                              (L. million)
Net cash inflow/(outflow) in period                                             237          (292)          279          (137)
Increase in liquid cash resources                                                --            --           753           248
Change in debt resulting from cash flows                                         20          (128)         (938)          121
                                                                         ----------    ----------    ----------    ----------
                                                                                257          (420)           94           232
Additional debt on Demerger                                                      --            --           (42)           --
Other movements                                                                (688)           --            59          (160)
Exchange movements                                                               --            (3)           13            27
                                                                         ----------    ----------    ----------    ----------
Movement in net debt in period                                                 (431)         (423)          124            99
Opening net debt                                                               (205)         (636)       (1,059)       (1,316)
Opening additional net debt                                                      --            --          (381)           --
                                                                         ----------    ----------    ----------    ----------
Closing net debt                                                               (636)       (1,059)       (1,316)       (1,217)
                                                                         ----------    ----------    ----------    ----------


31. Related party transactions

A company which was a subsidiary of the Group as at 31 March 1998 has purchased coal from Black Beauty Coal Company, a partnership in which the Group had a 43 per cent investment at 31 March 1998. The subsidiary purchased 126,601 tons (six months ended 31 March 1997: 37,645 tons) of coal at a cost of approximately L.2 million during the year ended 31 March 1998 (six months ended 31 March 1997: L.1 million). The subsidiary concerned was disposed of by the Group on 19 May 1998 along with the rest of its Coal interests.

Prior to the Demerger, the Group did not operate as a separate group, and consequently there were a number of related party transactions between it and Hanson. These include transactions in respect of treasury, insurance, taxation and other central services supplied by Hanson to the Group. These transactions have not been identified individually as it is not practical to do so.

Hanson has agreed to provide the Group with business development and consultancy services in the Far East for a period of three years following the Demerger. The amounts payable for these services are not material.



32. Employee share plans

The Group had the following employee share plans as at 31 March 1998:

(a) The Energy Group Sharesave Scheme which was available to the UK based employees of participating companies within the Group and those directors who were employees of participating companies and who devoted more than 25 hours a week to their duties. Employees who participated in this scheme had to enter into a monthly savings contract.

(b) The Energy Group Executive Share Option Scheme which was administered by the Remuneration Committee of the Board of Directors of the Company ("the Remuneration Committee") and was available at its discretion to employees of the Group and those directors (other than Directors of the Company) who devote more than 25 hours a week to their duties.

(c) The Energy Group Long-term Incentive Plan operated in conjunction with the Company's Employee Benefit Trust. The Plan was supervised and administered by the Remuneration Committee. The Plan could be made available to all employees and directors of the Group at the discretion of the Remuneration Committee, but it was in practice limited to the executive directors of the Company and certain senior executives of the Group. A "phantom" Long Term Incentive Plan was also put in place at Citizens Power LLC upon its acquisition by the Group.

(d) The Energy Group Employee Benefit Trust was for the benefit of employees, ex-employees and the spouses and dependants of such employees or ex-employees of the Group. The purpose of the Trust was to facilitate and encourage ownership of the Company's shares.

(e) The Peabody Plans were voluntary plans open to all applicable US based employees of Peabody (one plan was also open to hourly paid employees).

The movements in share options outstanding during the year ended 31 March 1998 were:

                                                 As at 31                                                    As at 31
                            Exercise price     March 1997      Exercised         Lapsed         Issued     March 1998
                            --------------   ------------   ------------   ------------   ------------   ------------
                                   (pence)                                     (number)
Executive share options            547.5        1,624,572         16,437         60,269             --      1,547,866
Sharesave scheme                   465.0          871,797          5,048         70,621             --        796,128
Sharesave scheme                   438.0        5,168,260         16,068        216,770             --      4,935,422


The options listed above were all granted between 25 February and 31 March 1997.

No options lapsed or were exercised prior to 31 March 1997.

Since 31 March 1998 all options or awards then outstanding under the employee share plans described in (a) to (c) above have, as a consequence of the takeover of the Company by the Texas Utilities group, either been exercised, waived or surrendered for a cash cancellation payment or lapsed.

33. Differences between UK GAAP and US GAAP

The financial statements have been prepared under UK GAAP which differ in certain respects from US GAAP.

The following is a summary of the principal differences between UK GAAP and US GAAP that are significant to the Group and adjustments to profit for the year and equity shareholders' funds (shareholders' equity reserves) which would be required if the financial statements were to be restated under US GAAP.

Goodwill

Under UK GAAP, goodwill arising on the acquisition of a subsidiary is set off against reserves in the year in which that subsidiary is acquired. Under US GAAP, such goodwill is capitalized and amortized through the profit and loss account over its estimated useful life, not exceeding 40 years. For the purposes of the reconciliations set out below, an estimated useful life of 25 years has been adopted. Under UK GAAP, the gain or loss on the sale of a subsidiary includes any goodwill previously set off against reserves. Under US GAAP, such gain or loss includes any unamortized goodwill relating thereto. For US GAAP purposes, the carrying amount of goodwill is periodically compared with future potential cash flows over the remaining amortization period.

Taxation

Under UK GAAP, deferred tax is provided using the liability method for all timing differences to the extent that it is probable that the liability will crystalize in the foreseeable future. US GAAP require deferred taxation to be provided in full, using the liability method on all temporary differences between the tax and book bases of assets and liabilities.

Under US GAAP, valuation allowances with respect to deferred tax assets are provided when it is considered more likely than not that all or a portion of the deferred tax assets will not be realized. As discussed in Note 10, the tax borne by the Group may not be representative of the charges it will incur following Demerger and thus differs from the amount the Group in the two years ended 30 September 1996 would have borne as a stand-alone entity. US GAAP require taxes to be allocated among the members of a group if they prepare separate financial statements.

Pension plans

Under both UK GAAP and US GAAP, the cost of providing pensions under the Group's defined benefit schemes is charged to the consolidated profit and loss account over the employees' service lives. US GAAP require that the projected benefit obligations be matched against the fair value of the schemes' assets and that adjustments be made to reflect any unrecognized obligations or assets in determining the pension cost or credit for the period. US GAAP also prescribe the basis for determining curtailment costs. In connection with the acquisition of Eastern, under US GAAP, a prepaid pension cost of L.119 million, equal to the excess of Eastern's pension scheme assets over the related projected benefit obligation at 30 September 1995, has been recognized.

Provision for restructuring and reorganisation

Under UK GAAP, the Group charged L.25 million against profit in the year ended 31 March 1998 (L.20 million in the six months ended 31 March 1997 and L.29 million in the year ended 30 September 1995) in relation to provisions for restructuring and reorganisation. Under US GAAP these provisions would only have been permitted in the year ended 31 March 1998. The 1997 provision was utilised during the year ended 31 March 1998. Under US GAAP this would be charged against profit in the latter year. The 1995 provision was reversed under UK GAAP in the year ended 30 September 1996 as it was no longer required. Accordingly, under US GAAP, this reversal has been removed in the reconciliation below.

Impairment of Long-lived Assets

The Group's accounting policy for impairment of long-lived assets was adopted for the first time in the year ended 30 September 1996. This policy accords with the requirements of Statement of Financial Accounting Standards ("SFAS") No.
121. Under UK GAAP, the change in accounting policy has been treated as a prior year adjustment and, accordingly, the financial statements have been presented on the basis of the revised policy with the effect of the change on prior years reflected in invested capital at 1 October 1993. Under US GAAP, impairment losses resulting from the application of SFAS 121 to assets to be held and used are reported in the period in which the recognition criteria are first applied and met as a component of continuing operations.

Subordinated income note

Under UK GAAP, the 5 per cent subordinated income note 2006 is recorded at its nominal amount. Under US GAAP, this income note has been discounted at a rate of 13 per cent per annum.

Dividend

Under UK GAAP, dividends and the related Advance Corporation Tax ("ACT") are recorded in the financial statements for the period to which they relate. Under US GAAP, dividends and related ACT are not recorded until the dividends are declared.

Exceptional items

Under UK GAAP, the exceptional effects of the flotation of National Grid Group have been shown separately in the consolidated profit and loss account and operating profit and earnings per ordinary share are disclosed both before and after this effect. Further, the gain on sale of First Hydro is reported as a non-operating exceptional item after operating profit. Under US GAAP, the gain on sale of First Hydro would have been included in the determination of operating profit and disclosure of operating profit and earnings per ordinary share before and after exceptional items is not permitted.

Output-linked lease payments

Under UK GAAP, the output-linked operating lease payments are charged to the consolidated profit and loss account over the estimated useful lives of the related power stations, which exceed the payment periods involved. Under US GAAP, such payments are considered as contingent rental payments and therefore are charged as incurred. The amounts shown for 31 March 1997 along with the related deferred tax effects, have been restated. Previously, no adjustment was made for such difference between UK and US GAAP.

Customer acquisition costs

Under UK GAAP certain costs associated with acquiring customers in the newly deregulated gas market are capitalized until the commencement of the relevant customers' contracts, at which time the costs are charged in full against profits. Under US GAAP such costs are not able to be capitalized. Accordingly, the costs capitalized under UK GAAP at 31 March 1998 have been charged to the profit and loss account for US GAAP.

Profit for the year/period

                                                                                               Six months        Year
                                                                                                    ended       ended
                                                                        Year ended 30 September  31 March    31 March
                                                                        -----------------------  --------    --------
                                                                             1995        1996        1997        1998
                                                                         --------    --------    --------    --------
                                                                                         (L. million)
Profit for the year/period as reported in the consolidated profit
  and loss accounts                                                            68         357         179         199
Significant adjustments:
  Discount on subordinated income note                                         (6)         (7)         (7)         (7)
  Goodwill amortization                                                        --         (55)        (23)        (49)
  Impairment of long lived assets                                              (3)       (578)         --          --
  Restructuring and reorganisation provision                                   29         (29)         20         (20)
  Pensions                                                                     --           5           5           7
  Output-linked lease payment                                                  --          --         (41)        (63)
  Customer acquisition costs                                                   --          --          --         (30)
  Taxation - stand-alone adjustment                                            17          (2)         (6)         --
  Deferred taxation:
    Effect of the above adjustments                                            (8)        242          (9)          5
    Effect of differences in methodology                                       (7)        (41)         18         (36)
                                                                         --------    --------    --------    --------
Profit/(loss) for the period (net income/(loss)) as adjusted to
  accord with US GAAP                                                          90        (108)        136           6
                                                                         --------    --------    --------    --------
Per ordinary share as so adjusted                                           17.3p       (20.7)p      26.2p        1.2p

Number of shares used in computing per ordinary share amounts
  (millions)                                                                  521         521         519         517
                                                                         --------    --------    --------    --------

                                                                                       Six months            Year
                                                                                            ended           ended
                                                                                         31 March        31 March
                                                                                       ----------      ----------
                                                                                             1997            1998
                                                                                       ----------      ----------
Net income as adjusted to accord with US GAAP breaks down as follows:                         (L. million)
Income before extraordinary items
  Continuing operations                                                                       101               9
                                                                                       ----------      ----------
  Discontinued operations                                                                      56             156
  Less: applicable income taxes                                                               (21)            (47)
                                                                                       ----------      ----------
                                                                                               35             109
                                                                                       ----------      ----------
Extraordinary item
  Windfall tax                                                                                 --            (112)
                                                                                       ----------      ----------
Net income adjusted to accord with US GAAP                                                    136               6
                                                                                       ----------      ----------

Per ordinary share:
  Basic                                                                                  (pence/ordinary share)
  Income before extraordinary items
  Continuing operations                                                                      19.5             1.7
  Discontinued operations                                                                     6.7            21.1
                                                                                       ----------      ----------
                                                                                             26.2            22.8
  Extraordinary item                                                                           --           (21.6)
                                                                                       ----------      ----------
  Net income                                                                                 26.2             1.2
                                                                                       ----------      ----------
Number of shares used in calculating basic per ordinary share amounts (millions)              519             517
                                                                                       ----------      ----------

  Diluted                                                                                (pence/ordinary share)
  Income before extraordinary items
  Continuing operations                                                                      19.2             1.7
  Discontinued operations                                                                     6.7            20.9
                                                                                       ----------      ----------
                                                                                             25.9            22.6
  Extraordinary item                                                                           --           (21.5)
                                                                                       ----------      ----------
  Net income                                                                                 25.9             1.1
                                                                                       ----------      ----------
Number of shares used in calculating diluted per ordinary share amounts (millions)            525             522
                                                                                       ----------      ----------

A reconciliation between the number of shares used in calculating basic and diluted per ordinary share amounts is shown in note 11.

The interest expense prior to the Demerger was affected significantly by the financing arrangements of Hanson. Accordingly the allocation of interest expense between continuing and discontinued operations for periods ending on or before 30 September 1996 is not considered meaningful. Consequently the analyses of earnings and earnings per share into continuing and discontinued operations are only presented here for the six months ended 31 March 1997 and the year ended 31 March 1998.

Shareholders' equity

                                                                                             As at       As at
                                                                                          31 March    31 March
                                                                                          --------    --------
                                                                                              1997        1998
                                                                                          --------    --------
                                                                                              (L. million)
Shareholders' equity as reported in the consolidated balance sheets                          1,845       1,906
Significant adjustments:
  Goodwill - cost                                                                            1,147       1,205
           - amortization                                                                      (78)       (127)
  Subordinated income note                                                                      60          52
  Restructuring and reorganization provision                                                    20          --
  Pensions                                                                                     132         162
  Fixed asset investments - own shares                                                         (11)        (20)
  Output-linked lease payments                                                                 (41)       (104)
  Customer acquisition costs                                                                    --         (30)
  Dividend                                                                                      29          --
  Deferred taxation:
    Effect of the above adjustments                                                            (50)        (59)
    Effect of differences in methodology                                                      (381)       (413)
                                                                                          --------    --------
Shareholders' equity as adjusted to accord with US GAAP                                      2,672       2,572
                                                                                          --------    --------

Consolidated Cash Flow Statement

The consolidated statements of cash flows present substantially the same information as that required under US GAAP. UK GAAP and US GAAP differ, however, with regard to classification of items within the statements and as regards the definition of cash and cash equivalents.

In 1996 the UK Accounting Standards Board revised the UK Financial Reporting Standard No. 1, "Cash Flow Statements". The consolidated cash flow statements for the year ended 31 March 1998 and for the six months ended 31 March 1997 set out on page F-4 have been prepared in conformity with the revised standard and prior years have been restated to conform with the new presentation. The principal differences between this statement and cash flow statements presented in accordance with US GAAP are as follows:

1. Under UK GAAP, net cash flow from operating activities is determined before considering cash flows from (a) returns on investments and servicing of finance and (b) taxes paid. Under US GAAP, net cash flow from operating activities is determined after these items.

2. Under UK GAAP, capital expenditure is classified separately, while under US GAAP, it is classified as an investing activity.

3. Under UK GAAP, dividends are classified separately, while under US GAAP, dividends are classified as financing activities.

4. Under UK GAAP, movements in short-term investments are not included in cash, but classified as management of liquid resources. Under US GAAP, short-term investments with a maturity of three months or less at the date of acquisition are included in cash.

The categories of cash flow activity under US GAAP can be summarized as follows:

                                                                               Six months          Year
                                                                                    ended         ended
                                                    Year ended 30 September      31 March      31 March
                                                   ------------------------    ----------    ----------
                                                         1995          1996          1997          1998
                                                   ----------    ----------    ----------    ----------
                                                                      (L. million)
Cash flows from operating activities                      387           (30)          216           644
Cash outflows on investing activities                    (338)       (2,348)         (801)         (585)
Cash flows from financing activities                      (77)        2,418           938          (192)
                                                   ----------    ----------    ----------    ----------
Decrease/(increase) in cash and cash equivalents          (28)           40           353          (133)
Effect of foreign exchange rate changes                    --            --            (8)            1
Cash and cash equivalents as at start of period            28            --            40           385
                                                   ----------    ----------    ----------    ----------
Cash and cash equivalents as at end of period              --            40           385           253
                                                   ----------    ----------    ----------    ----------

Operating profit

Operating profit under US GAAP is derived as follows:

                                                                         Six months          Year
                                                                              ended         ended
                                             Year ended 30 September       31 March      31 March
                                             ------------------------    ----------    ----------
                                                   1995          1996          1997          1998
                                             ----------    ----------    ----------    ----------
                                                                 (L. million)
Operating profit under UK GAAP                      135           490           297           560
Profit on disposal of First Hydro                    --            25            --            --
Goodwill amortization                                --           (55)          (23)          (49)
Restructuring and reorganisation provision           29           (29)           20           (20)
Pensions                                             --             5             5             7
Output-linked lease payments                         --            --           (41)          (63)
Customer acquisition costs                           --            --            --           (30)
Impairment of long-lived assets                      (3)         (578)           --            --
                                             ----------    ----------    ----------    ----------
Operating profit/(loss) under US GAAP               161          (142)          258           405
                                             ----------    ----------    ----------    ----------
Comprising:
  Power                                              --            83            88           117
  Networks                                           --           216           127           192
  Other                                              (2)          (16)          (23)          (80)
                                             ----------    ----------    ----------    ----------
                                                     (2)          283           192           229
  Discontinued                                      163          (425)           66           176
                                             ----------    ----------    ----------    ----------
                                                    161          (142)          258           405
                                             ----------    ----------    ----------    ----------


Additional information about profits before taxation required by US GAAP

Profit before taxation:

                                            Six months         Year
                                                 ended        ended
                                              31 March     31 March
                                            ----------   ----------
                                                  1997         1998
                                            ----------   ----------
                                                  (L. million)
United Kingdom                                     194          261
Other                                               66          165
                                            ----------   ----------
                                                   260          426
                                            ----------   ----------


The interest expense prior to the Demerger was affected significantly by the financing arrangements of Hanson. Accordingly the allocation of interest expense between the United Kingdom and Other for periods ending on or before 30 September 1996 is not considered meaningful. Consequently the analysis of profit before taxation is only represented here for the year ended 31 March 1998 and for the six months ended 31 March 1997.

Additional information about financial instruments required by US GAAP

Contracts for differences and electricity forward agreements

Almost all electricity generated in England and Wales must be sold to the Pool, and electricity suppliers must likewise generally buy electricity from the Pool for resale to their customers. The Pool is operated under a Pooling and Settlement Agreement to which all licensed generators and suppliers of electricity in Great Britain are party.

Eastern utilizes contracts for differences ("CfDs") and electricity forward agreements ("EFAs") to manage its net exposure to fluctuations in electricity pool prices. CfDs and EFAs are contracts which fix the price of electricity for an agreed quantity and duration by reference to an agreed strike price. EFAs are similar in nature to CfDs, except that they tend to last for shorter time periods and are based on standard industry terms rather than being individually negotiated. Long-term CfDs are in place to hedge a proportion of electricity purchases up to 2009. From 1998 such CfDs represent an annual commitment of approximately five terawatt hours ("TWh"), falling on a linear basis to approximately two TWh by 2005 and finally expiring in 2010. There are no similar long-term commitments under EFAs.

Estimates of the fair value of these contracts would be based upon assumptions of a number of complex factors, in particular the anticipated long-term level of Pool prices and appropriate market discount rates. It is not possible to estimate the long-term level of Pool prices with reasonable accuracy because of their inherent volatility. In addition, there is no readily identifiable market through which they could be realised in an exchange. In view of the foregoing, it is not practicable to ascribe a fair value to these contracts.

Approximately 38 per cent by volume of all of the Group's CfDs and EFAs in the year ended 31 March 1998 were contracted with National Power plc and PowerGen plc (six months ended 31 March 1997: 60 per cent).

Interest rate swaps

Interest rate swaps are used by the Group to convert fixed into floating rate debt. The Group is exposed to credit loss in the event of non-performance by the counterparties to the interest rate swaps. This exposure is managed by selecting counterparties based on their credit ratings and by monitoring total exposure to each counterparty. See Note 19.

Fair value of financial instruments

US GAAP require the disclosure of estimated fair values for all financial and derivative financial instruments for which it is practicable to estimate that value. The carrying amounts and fair values of the material financial instruments of the Group are as follows:

                                                           As at 31 March 1997   As at 31 March 1998
                                                           -------------------   -------------------
                                                           Carrying       Fair   Carrying       Fair
                                                             amount      value     amount      value
                                                           --------   --------   --------   --------
                                                                         (L. million)
Assets
  Fixed asset investments                                        72         72        103        103
  Current asset investments                                      10         10          8          8
  Short-term deposits                                           753        753      1,004      1,004
  Cash                                                          385        385        253        253

Liabilities
  Bank overdrafts, short term loans and commercial paper        793        793        302        302
  Long-term debt                                              1,506      1,502      2,018      2,171
  Gas swaps                                                       3          3         21         21
Off balance sheet instruments
  Interest rate swaps                                            --          5         --         11


The following methods and assumptions were used to determine the above fair values:

(i) Because of the unusual and specific nature of the fixed asset investments it is not considered practicable to estimate their fair value;

(ii) The carrying amounts of current asset investments, short-term deposits and cash approximate their fair value;

(iii) The fair value of the 5 per cent subordinated income note 2006 is based on estimated borrowing rates used to discount the cash flows to their present value. The fair value of the investment bonds is based on their quoted mid-market prices and excludes the value of the interest rate swaps; and

(iv) The fair value of the interest rate swaps is based on the cancellation value of each swap quoted by the relevant bank counterparty.

Additional deferred tax information required by US GAAP

The components of the estimated net deferred tax liability that would be recognized under US GAAP are as follows:


                                                                  As at         As at
                                                               31 March      31 March
                                                             ----------    ----------
                                                                   1997          1998
                                                             ----------    ----------
                                                                   (L. million)
Deferred taxation liabilities
  Excess of book value over taxation value of fixed assets          866           789
  Other temporary differences                                        33           222
                                                             ----------    ----------
                                                                    899         1,011
                                                             ----------    ----------
Deferred taxation assets
  Taxation effect of losses carried forward                          (7)          (63)
  Other temporary differences                                      (389)         (355)
                                                             ----------    ----------
                                                                   (396)         (418)
Less: valuation adjustment                                          108            53
                                                             ----------    ----------
                                                                   (288)         (365)
                                                             ----------    ----------
Net deferred tax liability                                          611           646
                                                             ----------    ----------
Of which:
  Current                                                           (25)            4
  Non-current                                                       636           642
                                                             ----------    ----------
                                                                    611           646
                                                             ----------    ----------


Additional pensions and post-retirement healthcare benefits information required by US GAAP

Pensions

The long-term assumptions used in accounting for pension costs under US GAAP were:

                                                                          Six months         Year
                                                                               ended        ended
                                                Year ended 30 September     31 March     31 March
                                                -----------------------   ----------   ----------
                                                      1995         1996         1997         1998
                                                ----------   ----------   ----------   ----------
                                                         %            %            %            %
US plans:
  Expected long-term rate of return on assets          9.0          9.0          9.0          9.0
  Rate of salary increases                             4.3          4.3          3.8          3.8
  Discount rate                                        7.5          7.5          7.5          7.5
UK plans:
  Expected long-term rate of return on assets          9.0          9.0          8.5          7.0
  Rate of salary increases                             6.5          6.5          5.0          4.0
  Discount rate                                        9.0          9.0          8.0          7.0
  Pension increases                                    5.0          5.0          4.0          3.0

The net periodic pension cost, calculated in accordance with US GAAP, included the following components:


                                                                               Six months          Year
                                                                                    ended         ended
                                                   Year ended 30 September       31 March      31 March
                                                   ------------------------    ----------    ----------
                                                         1995          1996          1997          1998
                                                   ----------    ----------    ----------    ----------
                                                                       (L. million)
Defined benefit plans:
  Service cost-benefits earned during the period            7            23             8            15
  Interest cost on projected benefit obligations           18            74            38            73
  Actual return on plan assets                            (18)          (86)          (48)         (313)
  Net amortization and deferral                            --            (1)            1           223
                                                   ----------    ----------    ----------    ----------
  Net periodic cost                                         7            10            (1)           (2)
  Less employees' contributions                            --            (6)           --            --
                                                   ----------    ----------    ----------    ----------
  Group's pension cost                                      7             4            (1)           (2)
Additional cost on curtailment under SFAS 88               --            10            --            --
Defined contribution plans                                  3             3             1             3
Multi-employer plans                                        3             3             1             3
                                                   ----------    ----------    ----------    ----------
Total expense under US GAAP                                13            20             1             4
                                                   ----------    ----------    ----------    ----------


The following table sets forth the funded status and amounts recognized in the combined balance sheet at 31 March 1998 and 1997 for the Group's defined benefit pension plans excluding multi-employer plans. Of the total amounts of assets shown in the note, approximately 25 per cent applies to US defined benefit plans.

Under purchase accounting, a fair value adjustment of L.119 million, equal to the excess of Eastern's pension plan assets over the projected benefit obligation, was included as a prepaid pension cost under US GAAP at 30 September 1995.


                                                                         As at 31 March 1997             As at 31 March 1998
                                                                     ----------------------------   -------------   -------------
                                                                       Plans whose    Plans whose     Plans whose     Plans whose
                                                                     assets exceed    accumulated   assets exceed     accumulated
                                                                       accumulated       benefits     accumulated        benefits
                                                                          benefits  exceed assets        benefits   exceed assets
                                                                     -------------  -------------   -------------   -------------
                                                                                             (L. million)
Actuarial present value of benefit obligations:
  Vested benefit obligation                                                    647            236             992               8
  Non-vested benefit obligation                                                 --             16              10              --
                                                                      ------------   ------------    ------------    ------------
  Accumulated benefit obligation                                               647            252           1,002               8
                                                                      ------------   ------------    ------------    ------------
  Projected benefit obligation                                                 697            274           1,084              10
  Plan assets at fair value                                                    844            251           1,355               2
                                                                      ------------   ------------    ------------    ------------
  Plan assets in excess of/(less than) projected benefit obligation            147            (23)            271              (8)
  Unrecognized prior service costs                                              --              5              13               1
  Unrecognized net gain/(loss)                                                   1             13            (119)              3
  Adjustment required to recognize minimum liability                            --             (6)             (3)             (2)
                                                                      ------------   ------------    ------------    ------------
  Prepaid/(accrued) pension cost recognized in the balance sheet               148            (11)            162              (6)
                                                                      ------------   ------------    ------------    ------------
  Prepaid/(accrued) pension cost recognized under UK GAAP                        5            (11)             --              (6)
  US GAAP adjustment                                                           143             --             162              --
                                                                      ------------   ------------    ------------    ------------
  Prepaid/(accrued) pension cost recognized under US GAAP                      148            (11)            162              (6)
                                                                      ------------   ------------    ------------    ------------

Post-retirement healthcare

The Group also provides post-retirement healthcare and life insurance benefits under plans mainly in the US to certain groups of its retired and active employees:

The long-term assumptions used were:

                                                                                  Six months               Year
                                                                                       ended              ended
                                            Year ended 30 September                 31 March           31 March
                                      ----------------------------------     ---------------    ---------------
                                                 1995               1996                1997               1998
                                      ---------------    ---------------     ---------------    ---------------
                                                                     (per cent)
Healthcare cost trend rate:
  Age under 65                        9.4 down to 5.0    8.6 down to 5.0     8.0 down to 5.0    7.6 down to 5.0
                                         over 8 years       over 7 years        over 6 years       over 5 years
  Age over 65                         7.4 down to 5.0    7.0 down to 5.0     6.7 down to 5.0    6.5 down to 5.0
                                         over 8 years       over 7 years        over 6 years       over 5 years
  Medicare                            6.7 down to 5.0    6.3 down to 5.0     6.0 down to 5.0    5.9 down to 5.0
                                         over 8 years       over 7 years        over 6 years       over 5 years
Discount rate                                     7.5                7.5                 7.5                7.5

The health care cost trend rate assumption has a significant effect on the amounts reported. Increasing the assumed health care cost trend rates one percentage point in each year would increase the accumulated post-retirement benefit obligation as of 31 March 1998 by L.74.0 million (1997: L.73.0 million). The effect of this change on the aggregate of the service cost and interest cost components of net periodic post-retirement benefit costs for the year ended 31 March 1998 would be an increase of L.7.0 million (six months ended 31 March 1997: L.3.5 million).

The post-retirement benefit cost included the following components:


                                                                   Six months          Year
                                                                        ended         ended
                                        Year ended 30 September      31 March      31 March
                                       ------------------------    ----------    ----------
                                             1995          1996          1997          1998
                                       ----------    ----------    ----------    ----------
                                                           (L. million)
Service cost                                    7             8             2             4
Interest cost                                  40            40            21            42
Net amortization and deferral                  (6)          (13)           (6)           (6)
                                       ----------    ----------    ----------    ----------
Group's post-retirement benefit cost           41            35            17            40
                                       ----------    ----------    ----------    ----------


The provisions for post-retirement healthcare and life insurance benefits included in Note 20 are derived as follows:

                                                                                                   Six months          Year
                                                                                                        ended         ended
                                                                        Year ended 30 September      31 March      31 March
                                                                       ------------------------    ----------    ----------
                                                                             1995          1996          1997          1998
                                                                       ----------    ----------    ----------    ----------
                                                                                            (L. million)
Accumulated post-retirement benefit obligation:
  Retirees                                                                    312           330           343           338
  Fully eligible plan participants                                             65            63           168           178
  Other active plan participants                                              180           185            65            66
                                                                       ----------    ----------    ----------    ----------
                                                                              557           578           576           582
Unrecognized net loss                                                         (19)          (30)          (39)          (42)
Unrecognized prior service cost                                                23            25            16            10
                                                                       ----------    ----------    ----------    ----------
Accrued post-retirement benefit cost recognized in the balance sheet          561           573           553           550
                                                                       ----------    ----------    ----------    ----------

Additional information about impairment of long-lived assets required by US GAAP

SFAS 121 requires impairment losses to be recognized on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated under various assumptions by those assets are less than the assets' carrying amount. Impairment losses under SFAS 121 are measured by comparing the estimated fair value of the assets to their carrying amount.

During the course of its financial year ended 30 September 1996. Hanson commissioned independent valuations of each of its principal operating businesses in connection with formulating its plans for their possible demerger. These indicated, Inter alia, possible impairment in certain of the Group's US coal assets, arising from the cumulative effects of the Clean Air Amendments Act 1990 and weak demand and lower prices in certain markets. As a result, a detailed evaluation of the Group's US coal assets was undertaken in accordance with the principles laid down by SFAS 121.

Under US GAAP, a non-cash charge of L.578 million would be recorded in the year ended 30 September 1996 as a result of adopting the evaluation methodology of SFAS 121, principally related to impairment of certain inactive and undeveloped coal reserves.

Under US GAAP, prior to the adoption of SFAS 121, asset impairment was evaluated at an operating company level based on the contribution of operating profits and undiscounted cash flows being generated from those operations. Under the Group's previous policy, assets used in operations, which consisted of multiple operating companies, were evaluated for impairment based on gross margins and cash flows generated by each separate operating company in a given business cycle. No reduction in carrying value was required since, on that basis, earnings and cash flows indicated no impairment in asset value.

SFAS 121 requires the impairment review to be performed at the lowest level of asset grouping for which there are identifiable cash flows, a change from the higher level at which the Group's previous accounting policy measured impairment. The Group's economic grouping of assets was based on the markets in which the operations compete, and in the coal segment consisted of both active and inactive mines, as well as undeveloped properties. Evaluation of assets at the lower grouping level indicated an impairment of certain of those assets. This policy does not allow off-setting of surpluses from assets whose future cash flows exceed current book values. Where shortfalls in cash flows compared to carrying values arise, the assets are written down to fair value, determined by discounted future cash flows from the assets or estimated current market values.

Concentration of credit risk

The Directors did not consider there to be any significant concentration of credit risk as at 31 March 1998.

Impact of new accounting standards

The Financial Accounting Standards Board ("FASB") has issued four new SFASs. Three of these require new disclosures in financial statements for fiscal years beginning after 15 December 1997, but none of which will impact the Group's net income or shareholders' funds as reported under US GAAP.

SFAS 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components. It requires that all items that are required to be recognized under US GAAP as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the Group, such a statement will present substantially the same information as that in the consolidated statement of total recognized gains and losses presented under UK GAAP except that the amounts reflected therein will be those measured under US GAAP.

SFAS 131, "Disclosures about Segments of an Enterprise and Related Information", which supersedes SFAS 14, "Financial Reporting for Segments of a Business Enterprise", establishes standards for the way public business enterprises report services, geographic areas and major customers in annual financial statements. Other than in the initial year of application, SFAS 131 also requires public business enterprises to report selected information about operating segments in interim financial reports issued to shareholders. The Group does not expect the adoption of this standard to have any impact on its segmental disclosures under US GAAP.

SFAS 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits" revises employers' disclosures about pension and other post-retirement plans. Following the sale of Peabody on 19 May 1998, the Group has no post-retirement obligations other than those relating to pensions. The principal effect on the Group of SFAS 132 is that it replaces the existing requirement under US GAAP for disclosure of the funded status of its defined benefit pension plan with the requirement to disclose reconciliations of the beginning and ending balances of the projected benefit obligation and the fair value of the plan's assets and a statement of the funded status of the plan at the period end.

The fourth standard issued by FASB is SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" which is effective for fiscal years beginning after 15 June 1999. This standard requires all derivatives to be recognized as either assets or liabilities on the balance sheet at their fair values. It also prescribes the accounting to be followed for the changes in the fair values of derivatives depending upon their intended use and resulting designation. It supersedes or amends the existing standards which deal with hedge accounting and derivatives. The Company has not yet evaluated the effect adopting this standard will have on the US GAAP amounts reported in its financial statements.

New UK accounting standards applicable to the Group

In December 1997 the Accounting Standards Board in the United Kingdom (the ASB) issued Financial Reporting Standard No. 9 "Associates and Joint Ventures" (FRS
9). FRS 9 sets out the definitions and accounting treatments for associated undertakings, joint ventures and joint arrangements. It requires the Group's share of results of associated undertakings to be analyzed between operating income, interest, exceptional items and taxation. Previously the Group's share of associated undertakings' income before tax was included in the consolidated statements of income on a single line. FRS 9 requires the turnover and the Group's share of assets and liabilities of joint ventures to be separately disclosed, though the underlying accounting is the same as for associated undertakings. FRS 9 is effective for accounting periods ending on or after 23 June 1998. The Group will comply with FRS 9 for its next accounting period and prior year figures will be restated at that stage. Following the disposal of the Peabody companies, the Group does not have any material interests in either associated undertakings or joint ventures.

In December 1997 the ASB issued Financial Reporting Standard No. 10 "Goodwill and Intangible Assets" (FRS 10). FRS 10 requires that purchased goodwill and intangible assets should be capitalised as assets and amortised over the life of the assets. Goodwill and intangible assets need not be amortised if it can be demonstrated that the current market value of the goodwill or intangible asset is not below its carrying value. FRS 10 is effective for accounting periods ending on or after 23 December 1998. The Group will comply with FRS 10 for its next accounting period. The standard does not require reinstatement of goodwill previously set off against reserves and it is not anticipated the Group will reinstate such goodwill.

In July 1998 the ASB issued Financial Reporting Standard No. 11 "Impairment of Fixed Assets and Goodwill" (FRS 11). FRS 11 provides guidance on measurement of the recoverable amount of assets, where any impairment loss should be recorded and the related disclosures. FRS 11 is effective for accounting periods ending on or after 23 December 1998. The Group will comply with the standard for its next accounting period.

Accounting and disclosure of stock based compensation

FASB SFAS 123 - "Accounting for Stock-Based Compensation" which establishes financial accounting and reporting standards for stock-based employee compensation plans, is effective for accounting periods beginning after 15 December 1995. The Statement provides the option to continue under the accounting provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25), providing that pro forma footnote disclosures of the effects on net income and earnings per share, calculated as if the new method had been implemented, are included. The Company has elected to continue under APB No. 25, but the pro forma disclosures have been omitted, as the effects on net income and earnings per share are not material.

Additional information required by US GAAP as at 31 March 1998 is shown below:

                                                                     Remaining    Assumed    Assumed       Fair
                                                                   contractual   expected  risk-free   value of
                                                                          life       life       rate     option
                                                                   -----------   --------  ---------   --------
                                                                       (years)    (years)        (%)        (p)
Executive share options                                                    5.5          2       5.31       73.0
Sharesave scheme                                                           2.3          2       5.31      109.8
Sharesave scheme                                                           4.3          4       5.56      133.3

The fair values of options granted have been estimated using the Black-Scholes option-pricing model, assuming a dividend yield of 5.48%, an expected volatility of 27.3% and the risk-free rates and expected lives shown above.

The above calculations have not been adjusted to take any account of the change in the remaining contractual life which resulted from the acquisition of the Company by the Texas Utilities group which took effect after the end of that period (see Note 32).

34. Subsequent events

On 19 May 1998 the Group sold its investments in Peabody Holding Company, Inc., Gold Fields Mining Corporation, Citizens Power LLC and the holding companies of the Group's Australian interests to P&L Coal Holdings Corporation, an affiliate of Lehman Merchant Banking Partners II, LLP, for approximately $2.3 billion plus the assumption of debt.

Immediately following completion of those sales, Texas Utilities declared its offer for the shares of the Company wholly unconditional.

On 26 June 1998 Texas Utilities instigated and on 7 August 1998 it completed the procedure to acquire compulsorily the remaining issued shares in the Company which it did not already own, pursuant to section 429 of the Companies Act 1985.

On 12 August 1998 the Company was re-registered as a private company with the name The Energy Group Limited.

Unaudited subsequent events disclosures

Following the sale of its former US and Australian coal and energy trading interests on May 19, 1998, the Company continued to be the guarantor of certain obligations of former subsidiaries whose results are now treated as discontinued operations. Some of those guarantees have subsequently been released, but the Company continues to guarantee certain obligations relating to former subsidiaries of the Company (the Guarantees).

With effect from the close of business on October 22, 1998, an indirect wholly-owned subsidiary of the Company sold its shareholdings in each of Eastern Group plc, Energy Holdings (No. 2) Limited and Energy Group Holdings B.V. to Suptrade Limited, another wholly-owned subsidiary of TU Acquisitions PLC, for a total price of L.2,635 million. As a consequence of this restructuring, the Company and certain other affiliated UK subsidiaries of Texas Utilities may be required to make certain adjustments to the Guarantees, which the Directors of the Company do not currently expect to have a material adverse impact on the Company.

The Company changed its name to Energy Holdings (No. 3) Limited and Suptrade Limited changed its name to The Energy Group Limited on October 27, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Item 7(c).        Exhibits

12       -        Computation of Ratio of Earnings to Fixed Charges.

23       -        Consent of Ernst & Young.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         TEXAS UTILITIES COMPANY





                                         By:  /s/ Jerry W. Pinkerton
                                             -----------------------------------
                                             Name:    Jerry W. Pinkerton
                                             Title:   Controller


Date:  December 10, 1998

                               INDEX TO EXHIBITS


Exhibit
Number            Description
------            -----------
12       -        Computation of Ratio of Earnings to Fixed Charges.

23       -        Consent of Ernst & Young.